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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DUKE ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2010

Dear Shareholder:

            I am pleased to invite you to our annual meeting to be held on Thursday, May 6, 2010, in the O. J. Miller Auditorium located in our Charlotte headquarters building.

            As explained in the enclosed proxy statement, at this year's meeting you will be asked to vote for the election of directors, to approve the Duke Energy Corporation 2010 Long-Term Incentive Plan, to ratify the selection of the independent public accountant, to vote on three shareholder proposals and to consider any other business that may properly come before the meeting.

            It is important that all Duke Energy shareholders, regardless of the number of shares owned, participate in the affairs of the Company. At Duke Energy's last annual meeting, in May 2009, over 82 percent of Duke Energy's shares were represented in person or by proxy.

            This year we will again be using the Securities and Exchange Commission ("SEC") rule that allows us to provide our proxy materials to our shareholders over the internet. By doing so, most of our shareholders will only receive a notice containing instructions on how to access the proxy materials over the internet and vote online, by telephone or by mail. If you would still like to request paper copies of the proxy materials, you may follow the instructions on the notice. If you receive paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically in the future by following the instructions contained in this proxy statement. By delivering proxy materials electronically, we can reduce the consumption of natural resources and the cost of printing and mailing our proxy materials.

            Even if you plan to attend this year's meeting, it is a good idea to vote your shares now, before the meeting, in the event your plans change. This notice and proxy statement contains instructions on how you can vote your shares over the internet, by telephone or by mail. Whether you choose to vote by mail, telephone or internet, your response is greatly appreciated.

            We hope you will find it possible to attend this year's annual meeting, and thank you for your continued interest in Duke Energy.

Sincerely,

James E. Rogers Chairman, President and Chief Executive Officer

Duke Energy Corporation
526 South Church Street
Charlotte, NC 28202-1802

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 6, 2010

March 22, 2010

            We will convene the annual meeting of shareholders of Duke Energy Corporation on Thursday, May 6, 2010, at 10:00 a.m. in the O. J. Miller Auditorium in the Energy Center located at 526 South Church Street in Charlotte, North Carolina.

            The purpose of the annual meeting is to consider and take action on the following:

    1.
    Election of directors;

    2.
    Approval of the Duke Energy Corporation 2010 Long-Term Incentive Plan;

    3.
    Ratification of Deloitte & Touche LLP as Duke Energy's independent public accountant for 2010;

    4.
    A shareholder proposal relating to preparation of a report on Duke Energy's global warming-related lobbying activities;

    5.
    A shareholder proposal regarding an amendment to our organizational documents to require majority voting for the election of directors;

    6.
    A shareholder proposal regarding the adoption of a policy requiring senior executives to hold a portion of their equity grants until after retirement; and

    7.
    Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting).

            Shareholders of record as of the close of business on March 11, 2010, are entitled to vote at the annual meeting. It is important that your shares be represented at this meeting.

            Whether or not you expect to be present at the annual meeting, please vote by marking, dating and signing the proxy card and returning it to us. You may also vote by telephone or internet. Please follow the voting instructions that are included on your proxy card. Regardless of the manner in which you vote, we urge and greatly appreciate your prompt response.

By order of the Board of Directors,

Marc E. Manly Group Executive, Chief Legal Officer and Corporate Secretary

This proxy statement was first made available to shareholders on or about March 22, 2010.

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	On what am I voting?
A:	•	Election of directors;
	•	Approval of the Duke Energy Corporation 2010 Long-Term Incentive Plan;
	•	Ratification of Deloitte & Touche LLP ("Deloitte") as Duke Energy Corporation's ("Duke Energy" or the "Company") independent public accountant for 2010;
	•	A shareholder proposal relating to preparation of a report on Duke Energy's global warming-related lobbying activities;
	•	A shareholder proposal relating to majority voting for the election of directors; and
	•	A shareholder proposal regarding the retention of equity compensation by senior executives.
Q:	Who can vote?
A:
Holders of Duke Energy's common stock as of the close of business on the record date, March 11, 2010, are entitled to vote, either in person or by proxy, at the annual meeting. Each share of Duke Energy common stock has one vote.
Q:	How do I vote?
A:	By Proxy—Before the annual meeting, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:
	•	by telephone;
	•	by internet; or
	•	by completing and signing your proxy card and mailing it in time to be received prior to the annual meeting.

The telephone and internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or internet, please follow the instructions that are included on your notice.

If you mail us your properly completed and signed proxy card, or vote by telephone or internet, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:
	•	FOR the election of all nominees for director;
	•	FOR the approval of the Duke Energy Corporation 2010 Long-Term Incentive Plan;
	•	FOR the ratification of Deloitte as Duke Energy's independent public accountant for 2010;
	•	AGAINST the shareholder proposal relating to preparation of a report on Duke Energy's global warming-related lobbying activities;
	•	AGAINST the shareholder proposal relating to majority voting for the election of directors; and
	•	AGAINST the shareholder proposal regarding the retention of equity compensation by senior executives.

We do not expect that any other matters will be brought before the annual meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the annual meeting. If an issue should arise for vote at the annual meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the annual meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the annual meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on March 11, 2010.
Q:	May I change or revoke my vote?
A:	Yes. You may change your vote or revoke your proxy at any time prior to the annual meeting by:
	•	notifying Duke Energy's Corporate Secretary in writing that you are revoking your proxy;
	•	providing another signed proxy that is dated after the proxy you wish to revoke;
	•	using the telephone or internet voting procedures; or
	•	attending the annual meeting and voting in person.
Q:	Will my shares be voted if I do not provide my proxy?
A:
It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the approval of the Duke Energy Corporation 2010 Long-Term Incentive Plan and for the ratification of Deloitte as Duke Energy's independent public accountant for 2010 if you do not timely provide your proxy because these matters are considered "routine" under the applicable rules. The other items are not considered "routine" and therefore may not be voted by your broker without instruction.
Q:
As a participant in the Duke Energy Retirement Savings Plan, the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (Midwest) or the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (IBEW 1393), how do I vote shares held in my plan account?
A:
If you are a participant in any of these plans, you have the right to provide voting directions to the plan trustee, by submitting your proxy card, for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants' voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the annual meeting, you are urged to deliver your instructions no later than April 30, 2010.
Q:	What constitutes a quorum?
A:
As of the record date, 1,310,533,533 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the annual meeting. In order to conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under New York Stock Exchange ("NYSE") listing standards, does not have discretionary authority to vote on a matter.

Q:	What vote is needed to approve the matters submitted?
A:
Directors are elected by a plurality of the votes cast at the meeting, subject to the Board of Directors' policy regarding resignations for directors who do not receive a majority of "FOR" votes. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. The affirmative vote of a majority of the shares present and entitled to vote at the annual meeting is required to approve the ratification of Deloitte as Duke Energy's independent public accountant for 2010 and to approve the Duke Energy Corporation 2010 Long-Term Incentive Plan. Similarly, each of the three shareholder proposals require the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting in order to be approved. In tabulating the vote on any matter other than the election of directors, abstentions will have the same effect as votes against the matter and shares that are the subject of a broker "non-vote" will be deemed absent and will have no effect on the outcome of the vote.
Q:	Who conducts the proxy solicitation and how much will it cost?
A:
Duke Energy is requesting your proxy for the annual meeting and will pay all the costs of requesting shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and request proxies. Georgeson's fee for these services is $25,000, plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, fax or other means. We can use directors, officers and other employees of Duke Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors

            The Board of Directors of Duke Energy has nominated the following 11 candidates to serve on the Board. We have a declassified Board of Directors, which means all of the directors are voted on every year at the annual meeting. Effective at the conclusion of the annual meeting, the Board will consist of 11 members.

            If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve. The Corporate Governance Committee, comprised of only independent directors, has recommended each of the current directors, other than Dudley S. Taft who will be retiring from our Board of Directors at the annual meeting, per the retirement policy in our Principles for Corporate Governance, as nominees for directors and the Board of Directors has approved their nomination for election:

William Barnet, III
Director of Duke Energy or its predecessor companies since 2005
Chairman, President and Chief Executive Officer
The Barnet Company Inc. and Barnet Development Corporation
Age 67

Mr. Barnet has served as Chairman, President and CEO of The Barnet Company Inc. since 2001 and Barnet Development Corporation since 1990. Both companies are real estate and investment firms. Mr. Barnet served two terms as mayor of Spartanburg, S.C. and is a former director of Bank of America. In March 2006, Mr. Barnet was named as a Trustee of the Duke Endowment.

Mr. Barnet's qualifications for election include his management experience, his understanding of Duke Energy's South Carolina service territory, and his knowledge of finance and risk management.

G. Alex Bernhardt, Sr.
Director of Duke Energy or its predecessor companies since 1991
Chairman and CEO
Bernhardt Furniture Company
Age 66

Mr. Bernhardt has been associated with Bernhardt Furniture Company, a furniture manufacturer, since 1965. He was named President and a director in 1976 and became Chairman and CEO in 1996. Mr. Bernhardt is a director of Communities In Schools and the North Carolina Nature Conservancy.

Mr. Bernhardt's qualifications for election include his management experience and his knowledge and understanding of industry in Duke Energy's North Carolina service territory.

Michael G. Browning
Director of Duke Energy or its predecessor companies since 1990
Chairman and President
Browning Investments, Inc.
Age 63

Mr. Browning has been Chairman and President of Browning Investments, Inc., a real estate development firm, since 1981. He also serves as owner, general partner or managing member of various real estate entities. Mr. Browning is a former director of Standard Management Corporation, Conseco, Inc. and Indiana Financial Corporation.

Mr. Browning's qualifications for election include his management experience and business acumen and his knowledge and understanding of Duke Energy's midwest service territory. Mr. Browning's financial and investment background adds a valuable perspective to the Board and its committees.

Daniel R. DiMicco
Director of Duke Energy or its predecessor companies since 2007
Chairman, President and Chief Executive Officer
Nucor Corporation
Age 59

Mr. DiMicco has served as President and Chief Executive Officer of Nucor Corporation, a steel company, since 2000. He has been a member of the Nucor Board of Directors since 2000 and has served as its Chairman since 2006. Mr. DiMicco is a former chair of the American Iron and Steel Institute.

Mr. DiMicco's qualifications for election include his management experience, including Chief Executive Officer of a Fortune 500 company and successfully operating a company serving many constituencies. In addition, Mr. DiMicco's experience as Chief Executive Officer of a large industrial corporation provides a valuable perspective on Duke Energy's industrial customer class.

John H. Forsgren
Director of Duke Energy or its predecessor companies since 2009
Retired Vice Chairman, Executive Vice President and Chief Financial
Officer
Northeast Utilities
Age 63

Mr. Forsgren was Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 1996 until his retirement in 2004. He is a board member of Solar Africa LLC, a charitable organization focused on providing renewable energy for the benefit of impoverished communities throughout Africa. Mr. Forsgren also is currently a director of The Phoenix Companies, Inc. and CuraGen Corporation and a former director of Neon Communications Group, Inc., which was subsequently merged into RCN Telecom Services.

Mr. Forsgren's qualifications for election include his management experience and financial acumen as Vice Chairman and Chief Financial Officer of a large utility company, and his extensive knowledge of the energy industry and insight on renewable energy.

Ann Maynard Gray
Director of Duke Energy or its predecessor companies since 1994
Former Vice President, ABC, Inc. and
Former President, Diversified Publishing Group of ABC, Inc.
Age 64

Ms. Gray was President, Diversified Publishing Group of ABC, Inc., a television, radio and publishing company, from 1991 until 1997, and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. Ms. Gray has served as a director for various public companies, including Duke Energy Corporation, for a number of years. She is currently a director of The Phoenix Companies, Inc. and a former director of Elan Corporation, plc.

Ms. Gray's qualifications for election include her business experience, both from a management perspective and as a result of her experience as a director at several public companies. Ms. Gray's public company experience has also given her in-depth knowledge of governance principles which she utilizes on a variety of matters, including, among other things, succession planning, executive compensation and corporate governance.

James H. Hance, Jr.
Director of Duke Energy or its predecessor companies since 2005
Retired Vice Chairman and Chief Financial Officer
Bank of America
Age 65

Mr. Hance was Vice Chairman of Bank of America from 1994 until his retirement in 2005 and served as Chief Financial Officer from 1988 to 2004. Since retiring in 2005, Mr. Hance has served as a director for various public companies, including Duke Energy Corporation. Mr. Hance is a certified public accountant and spent 17 years with Price Waterhouse (now PricewaterhouseCoopers LLP). He is currently a director of Sprint Nextel Corporation, Cousins Properties Incorporated, Morgan Stanley and Rayonier Inc. and a former director of Bank of America and EnPro Industries, Inc. Mr. Hance also serves as a Senior Advisor to the Carlyle Group.

Mr. Hance's qualifications for election include his management experience and business acumen as Vice Chairman and Chief Financial Officer of one of our nation's largest financial institutions, his broad background as a director of a number of large financial and industrial corporations, and his expertise in finance.

E. James Reinsch
Director of Duke Energy or its predecessor companies since 2009
Retired Senior Vice President and Partner
Bechtel Group
Age 66

Mr. Reinsch was Senior Vice President and Partner of Bechtel Group from 2003 to 2008 and past president of Bechtel Nuclear from 2000 to 2008 until his retirement in January 2009. He has served on the boards of several international nuclear energy organizations, including the International Nuclear Energy Academy. He has also served on the U.S. Department of Energy's Hydrogen and Fuel Cell Technical Advisory Committee.

Mr. Reinsch's qualifications for election include his management experience and extensive knowledge of the nuclear industry and construction business.

James T. Rhodes
Director of Duke Energy or its predecessor companies since 2001
Retired Chairman, President and CEO
Institute of Nuclear Power Operations
Age 68

Dr. Rhodes was Chairman and CEO of the Institute of Nuclear Power Operations, a nonprofit corporation promoting safety, reliability and excellence in nuclear plant operation, from 1998 to 1999 and Chairman, President and CEO from 1999 until his retirement in 2001. He served as President and CEO of Virginia Electric & Power Company, a subsidiary of Dominion Resources, Inc., from 1989 until 1997. Dr. Rhodes is a member of the Advisory Council for the Electric Power Research Institute.

Dr. Rhodes' qualifications for election include his management experience as Chief Executive Officer of a large non-profit in the energy industry, as well as his in-depth knowledge of the energy and nuclear industry.

James E. Rogers
Director of Duke Energy or its predecessor companies since 1988
Chairman, President and Chief Executive Officer
Duke Energy Corporation
Age 62

Mr. Rogers has served as President, CEO and a member of the Board of Directors of Duke Energy since its merger with Cinergy Corp. in 2006 and has served as Chairman since 2007. Mr. Rogers was Chairman and CEO of Cinergy Corp. from 1994 until its merger with Duke Energy. He was formerly Chairman, President and CEO of PSI Energy, Inc. from 1988 until 1994. Mr. Rogers is currently a director of Applied Materials, Inc. and CIGNA Corporation and a former director of Fifth Third Bancorp.

Mr. Rogers' qualifications for election include his 22 years as Chief Executive Officer of a utility company, and his expertise in the energy industry, the affairs of the Company and its businesses.

Philip R. Sharp
Director of Duke Energy or its predecessor companies since 2007
President
Resources for the Future
Age 67

Dr. Sharp has served as President of Resources for the Future since 2005. He joined Duke Energy's Board of Directors in 2007, having previously served on the board of directors of one of its predecessor companies from 1995 to 2006. Dr. Sharp was a member of Congress from Indiana for 20 years, serving on the House Energy and Commerce Committee. He is a member of the Blue Ribbon Commission on America's Nuclear Future, and he currently serves as Congressional Chair of the non-profit National Commission on Energy Policy.

Dr. Sharp's qualifications for election include broad experience in government, including regulatory and legislative processes, as well as his understanding of governmental relations, public policy and the energy industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

INFORMATION ON THE BOARD OF DIRECTORS

Board of Directors' Leadership Structure and Meeting Attendance

            The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. To assure effective independent oversight, the Board has adopted a number of governance practices, including having an independent lead director with the following responsibilities: (i) leading, in conjunction with the Corporate Governance Committee, the process for review of the Chief Executive Officer and Board, (ii) presiding at Board of Directors' meetings when the Chairman is not present, (iii) presiding at executive sessions of the non-management directors, (iv) assisting in the setting of the Board of Directors' meeting agendas with the Chairman and (v) serving as a liaison between the independent directors and the Chairman and the Chief Executive Officer. Ms. Gray was appointed by the Board of Directors as lead independent director on April 4, 2006.

            The Board of Directors of Duke Energy met 6 times during 2009, and has met 2 times so far in 2010. No director attended less than 75 percent of the total of the Board of Directors' meetings and the meetings of the committees upon which he or she served. Directors are encouraged to attend the annual meeting of shareholders. All members of the Board of Directors attended Duke Energy's last annual meeting of shareholders on May 7, 2009.

Risk Oversight

            The Board is actively involved in the oversight of risks that could affect Duke Energy. This oversight is conducted primarily through the Finance and Risk Management Committee of the Board but also through the other committees of the Board, as appropriate. See below for descriptions of each of the committees. The Board and its committees, including the Finance and Risk Management Committee, satisfy this responsibility through reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Duke Energy.

Independence of Directors

            The Board of Directors may determine a director to be independent if the Board of Directors has affirmatively determined that the director has no material relationship with Duke Energy or its subsidiaries (references in this proxy statement to Duke Energy's subsidiaries shall mean its consolidated subsidiaries), either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Duke Energy or its subsidiaries. Independence determinations are generally made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors in the interim, at such time.

            The Board of Directors has determined that none of the directors, other than Mr. Rogers, has a material relationship with Duke Energy or its subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC. In arriving at this determination, the Board of Directors considered all transactions and the materiality of any relationship with Duke Energy and its subsidiaries in light of all facts and circumstances.

            The Board also considers its Standards for Assessing Director Independence which set forth certain relationships between Duke Energy and directors and their immediate family members, or affiliated entities, that the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director's independence. In the event a director has a relationship with Duke Energy that is not addressed in the Standards for Assessing Director Independence, the independent members of the Board determine whether such relationship is material. For Mr. DiMicco, the Board considered his position at Nucor Corporation ("Nucor") and its relationship with Duke Energy Indiana, Inc. ("Duke Energy Indiana") as Nucor's electric service provider to one of its plants located in the Duke Energy Indiana service territory. See Related Person Transactions on page 91 for further information. This relationship was deemed not to impair Mr. DiMicco's independence as the amount received by Duke Energy in each of the last three years is less than 2% of Nucor's consolidated gross revenues, as required by the NYSE and our Standards for Assessing Director Independence. The Board also considered Mr. Reinsch's former position at Bechtel Group ("Bechtel"), which is affiliated with Bechtel Power Corporation, a company that entered into an agreement with Duke Energy Indiana for the construction of Duke Energy Indiana's new integrated gasification combined cycle generation facility in Edwardsport, Indiana. This relationship was deemed not to impair Mr. Reinsch's independence as he retired from Bechtel in January 2009 prior to his appointment to the Board in August 2009. In addition to these relationships, the Board considered that Duke Energy in the ordinary course of business purchases products and services from, or provides electric service to, companies at which some of our directors are officers.

Board of Directors' Committees

            The Board of Directors has the five standing committees described below:

  •
  Audit Committee Overview

    The Audit Committee selects and retains a firm of independent public accountants to conduct audits of the accounts of Duke Energy and its subsidiaries. It also reviews with the independent public accountants the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and its subsidiaries, and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by its independent public accountants. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging the Independent Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent public accountants and review such policy annually. See page 30 for additional information on the Audit Committee's pre-approval policy.

    The Board of Directors has determined that Mr. Browning is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K. See page 6 for a description of his business experience.

    This committee met 12 times in 2009 and has met 2 times so far in 2010. During 2009, the Audit Committee was comprised of Mr. Browning (Chair), Mr. Bernhardt, Mr. DiMicco, Mr. Forsgren, Dr. Rhodes and Dr. Sharp. Currently, the members are Mr. Browning (Chair),

    Mr. Bernhardt, Mr. Forsgren, Dr. Rhodes and Dr. Sharp. Each of these members has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's categorical standards for independence. In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE's rules and the rules and regulations of the SEC.

  •
  Corporate Governance Committee Overview

    The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors and its committees and recommends potential successors to the Chief Executive Officer. This committee also recommends to the Board of Directors the slate of nominees, including any nominees recommended by shareholders, for director for each year's annual meeting and, when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or a third party to identify or evaluate or to assist in identifying or evaluating a potential nominee. The committee also performs an annual evaluation of the performance of the Chief Executive Officer with input from the full Board of Directors.

    This committee met 5 times in 2009 and has met 2 times so far in 2010. During 2009 and currently, the Corporate Governance Committee members are Ms. Gray (Chair), Mr. Browning and Mr. DiMicco. Each of these members has been determined to be "independent" within the meaning of the NYSE's listing standards and the Company's categorical standards for independence.

  •
  Compensation Committee Overview

    The Compensation Committee establishes and reviews the overall compensation philosophy, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves equity grants and reviews the effectiveness of, and approves changes to, compensation programs. This committee also makes recommendations to the Board of Directors on compensation for outside directors.

    This committee met 9 times in 2009 and has met 2 times so far in 2010. During 2009, the Compensation Committee was comprised of Mr. Hance (Chair), Mr. Browning, Mr. DiMicco, Mr. Forsgren, Ms. Gray and Mr. Taft. Currently, the members are Mr. Hance (Chair), Mr. DiMicco, Mr. Forsgren, Ms. Gray and Mr. Taft. All current members of the Compensation Committee are considered to be "independent" within the meaning of the NYSE's listing standards and the Company's categorical standards for independence, to be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and, other than Mr. DiMicco, to be "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.

    The Compensation Committee Charter authorizes the Compensation Committee to engage advisors and compensation consultants. The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. Frederic W. Cook & Company, Inc. performs such tasks as the Compensation Committee or its Chairman may request. Management's role in the compensation-setting process is to recommend compensation programs and assemble information as requested by the Compensation Committee, which then exercises discretion in its decisions. The compensation consultant has been instructed that it shall provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than consulting with the Compensation Committee and, with the consent of the Chairman of the Compensation Committee, the compensation consultant may meet with management to discuss strategic issues with respect to executive compensation. The roles of the compensation consultant and management are described in more detail in the Compensation Discussion and Analysis.

  •
  Finance and Risk Management Committee Overview

    The Finance and Risk Management Committee is primarily responsible for the oversight of risk at the Company. This oversight function includes reviews of Duke Energy's financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividends, financing and fiscal policies. It reviews the financial exposure of Duke Energy, as well as mitigating strategies, reviews Duke Energy's risk exposure as related to overall company portfolio and impact on earnings, and reviews the financial impacts of major projects as well as capital expenditures.

    This committee met 6 times in 2009 and has met 1 time so far in 2010. During 2009 and currently, the Finance and Risk Management Committee members are Mr. Barnet (Chair), Mr. Browning, Ms. Gray, Mr. Hance, Mr. Reinsch and Mr. Taft.

  •
  Nuclear Oversight Committee Overview

    The Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance, and long-term plans and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation and comment and in no way alters management's authority, responsibility or accountability.

    This committee met 5 times in 2009 and has met 1 time so far in 2010. During 2009 and currently, the Nuclear Oversight Committee members are Dr. Rhodes (Chair), Mr. Barnet, Mr. Bernhardt, Mr. Reinsch and Dr. Sharp.

Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on our website at www.duke-energy.com/corporate-governance/board-committee-charters.asp.

Board of Directors Committee Membership Roster (as of March 22, 2010)

Name	Audit		Compensation		Corporate Governance		Finance and Risk Management	Nuclear Oversight
William Barnet, III							X•	X
G. Alex Bernhardt, Sr.	X							X
Michael G. Browning	X	•			X		X
Daniel R. DiMicco			X		X
John H. Forsgren	X		X
Ann Maynard Gray			X		X	•	X
James H. Hance, Jr.			X	•			X
E. James Reinsch							X	X
James T. Rhodes	X							X	•
James E. Rogers
Philip R. Sharp	X							X
Dudley S. Taft			X				X

•
Committee Chair

Director Compensation

            Annual Retainer and Fees.    During 2009, the retainer and meeting fees paid to our outside directors consisted of:

		Meeting Fees
Type of Fee	Fee (Other Than for Meetings)($)	In-Person Attendance at Meetings Held in Conjunction With a Regular Board of Directors Meeting($)	In-Person Meetings Not Held in Conjunction With a Regular Board of Directors Meeting($)	Telephonic Participation in Meetings($)
Annual Board of Directors Retainer (Cash)	50,000
Annual Board of Directors Retainer (Stock)	100,000
Board of Directors Meeting Fees		2,000	2,500	2,000
Annual Lead Director Retainer	35,000
Annual Audit Committee Chair Retainer	20,000
Annual Chair Retainer (Other Committees)	10,000
Audit Committee Meeting Fees		3,000	2,500	2,000
Nuclear Oversight Committee Meeting Fees		4,000	2,500	2,000
Other Committee Meeting Fees		2,000	2,500	2,000

            Annual Stock Retainer for 2009.    In 2009, each director, with the exception of Ms. Schapiro whose service on the Board of Directors ended in January 2009 and therefore did not receive an annual retainer grant (which is made in May of each year), received the portion of his or her annual retainer that was payable in stock in the form of fully-vested shares granted under the Duke Energy Corporation 2006 Long-Term Incentive Plan. Each director, other than Mr. Forsgren and Mr. Reinsch, received 7,047 shares of stock. Mr. Forsgren and Mr. Reinsch, each of whom joined the Board of Directors on August 25, 2009, received a prorated portion of the annual stock retainer amounting to 4,467 shares.

            Deferral Plans and Stock Purchases.    Directors may elect to receive all or a portion of their annual compensation, consisting of retainers and attendance fees, on a current basis, or defer such compensation under the Duke Energy Corporation Directors' Savings Plan (the "Directors' Savings Plan"). Deferred amounts are credited to an unfunded account for the director's benefit, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director. Each outside director will receive deferred amounts credited to his or her account generally following termination of his or her service from the Board of Directors, in accordance with his or her distribution elections.

            Charitable Giving Program.    The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which directors (and current and retired employees) are eligible for matching contributions of up to $5,000 per director per calendar year to qualifying institutions. In addition, Duke Energy maintains a Directors' Charitable Giving Program. Eligibility for this program has been frozen and only Ms. Gray is eligible. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. Ms. Gray may request that donations be made under this program during her lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. In 2009, no donations were made on behalf of Ms. Gray. Duke Energy maintains life insurance policies upon eligible directors to fund donations under this program.

            Expense Reimbursement and Insurance.    Duke Energy provides travel insurance to directors in the amount of $500,000, and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board of Directors and committee meetings and special functions.

            Gifts.    Duke Energy presented a 2009 holiday gift to each person who was an outside director as of December 31, 2009. The aggregate cost of the gifts to all directors was $3,894.

            Stock Ownership Guidelines.    Outside directors are subject to stock ownership guidelines, which establish a target level of ownership of Duke Energy common stock (or common stock equivalents). Currently each outside director is required to own shares with a value equal to at least five times the annual Board of Directors cash retainer (i.e., an ownership level of $250,000) or retain 50% of his or her vested annual equity retainer. All outside directors were in compliance with the guidelines as of December 31, 2009.

            The following table describes the compensation earned during 2009 by each individual who served as an outside director during 2009.

 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
William Barnet, III	104,000	99,997	0	5,603	209,600
G. Alex Bernhardt, Sr.	106,000	99,997	9,970	3,603	219,570
Michael G. Browning	123,333	99,997	0	5,603	228,933
Daniel R. DiMicco	97,000	99,997	0	603	197,600
John H. Forsgren(1)	35,527	69,775	0	5,437	110,739
Ann Maynard Gray	158,000	99,997	0	1,478	259,475
James H. Hance, Jr.	100,000	99,997	0	5,353	205,350
E. James Reinsch(1)	33,527	69,775	0	5,187	108,489
James T. Rhodes	125,500	99,997	0	4,628	230,125
Mary L. Schapiro(2)	2,917	0	0	11	2,928
Philip R. Sharp	108,000	99,997	0	603	208,600
Dudley S. Taft	84,000	99,997	0	603	184,600

(1)
Effective August 25, 2009, Messrs. Forsgren and Reinsch were appointed to the Board of Directors of Duke Energy.

(2)
Effective January 15, 2009, Ms. Schapiro resigned from the Board of Directors of Duke Energy to accept a position with the Securities and Exchange Commission.

(3)
Messrs. Bernhardt, Browning, DiMicco and Reinsch and Dr. Rhodes deferred $106,000; $123,333; $97,000; $29,451; and $62,750, respectively, of their 2009 cash compensation under the Directors' Savings Plan.

(4)
This column reflects the grant date fair value of the stock retainer granted to each director during 2009. The grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 19 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 ("Annual Report") for an explanation of the assumptions made in valuing these awards. Messrs. Bernhardt, Browning and DiMicco and Dr. Rhodes previously elected to defer their 2009 stock retainer of 7,047 Duke Energy shares under the Directors' Savings Plan.

(5)
As of December 31, 2009, the aggregate number of outstanding option and phantom share awards, covering Duke Energy and Spectra Energy* shares, for each director was as follows:

Name	Duke Energy Phantom Shares (#)	Spectra Energy Phantom Shares (#)	Duke Energy Stock Options (#)	Spectra Energy Stock Options (#)
William Barnet, III	0	0	0	0
G. Alex Bernhardt, Sr.	472	236	12,000	6,000
Michael G. Browning	0	0	0	0
Daniel R. DiMicco	0	0	0	0
John H. Forsgren	0	0	0	0
Ann Maynard Gray	472	236	12,000	6,000
James H. Hance, Jr.	0	0	0	0
E. James Reinsch	0	0	0	0
James T. Rhodes	472	236	8,000	4,000
Mary L. Schapiro	0	0	0	0
Philip R. Sharp	0	0	0	0
Dudley S. Taft	0	0	0	0

    Mr. Bernhardt, Ms. Gray and Dr. Rhodes received phantom shares on February 28, 2005 and May 12, 2005, which vest in equal annual installments on each of the first five anniversaries of the grant date.
    *Duke Energy spun off its gas businesses effective January 2, 2007, to form Spectra Energy.

(6)
Reflects above-market interest earned on a grandfathered investment fund previously provided under a predecessor plan to the Directors' Savings Plan. Participants can no longer defer compensation into the grandfathered investment fund, but continue to be credited with interest at the fixed rate on amounts previously deferred to such fund.

(7)
As described in the following table, All Other Compensation for 2009 includes a business travel accident insurance premium of $2,418 that was prorated among the directors based on their service on the Duke Energy Board of Directors during 2009, matching gift contributions made by The Duke Energy Foundation in the director's name to charitable organizations, and a holiday gift.

Name	Business Travel Accident Insurance ($)	Matching Charitable Contributions ($)	Holiday Gift ($)	Total ($)
William Barnet, III	249	5,000	354	5,603
G. Alex Bernhardt, Sr.	249	3,000	354	3,603
Michael G. Browning	249	5,000	354	5,603
Daniel R. DiMicco	249	0	354	603
John H. Forsgren	83	5,000	354	5,437
Ann Maynard Gray	249	875	354	1,478
James H. Hance, Jr.	249	4,750	354	5,353
E. James Reinsch	83	4,750	354	5,187
James T. Rhodes	249	4,025	354	4,628
Mary L. Schapiro	11	0	0	11
Philip R. Sharp	249	0	354	603
Dudley S. Taft	249	0	354	603

PROPOSAL 2: APPROVAL OF THE DUKE ENERGY CORPORATION 2010 LONG-TERM INCENTIVE PLAN

Introduction

            The Board of Directors of Duke Energy considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our shareholders. Consistent with this view, on February 23, 2010, the Board of Directors unanimously adopted, subject to the approval of Duke Energy's shareholders at the annual meeting, the Duke Energy Corporation 2010 Long-Term Incentive Plan (the "2010 Plan"). The 2010 Plan will maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees and directors essential to our success.

            Duke Energy currently grants equity awards under the Duke Energy Corporation 2006 Long-Term Incentive Plan, as amended (the "2006 Plan"). If approved by our shareholders, the 2010 Plan will become effective and no further awards will be made under the 2006 Plan. Awards granted under the 2006 Plan prior to shareholder approval of the 2010 Plan will remain outstanding in accordance with their terms.

            The following is a summary of the 2010 Plan. The full text of the 2010 Plan has been filed as Appendix A to this Proxy Statement.

            Shareholders are asked to approve the 2010 Plan (i) to qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code, (ii) to qualify certain compensation under the 2010 Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and (iii) to satisfy NYSE guidelines relating to equity compensation.

Plan Highlights

            The 2010 Plan authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, performance shares, performance units, phantom stock, stock bonuses and dividend equivalents.

            The 2010 Plan is substantially similar to the 2006 Plan, except that it authorizes 75,000,000 shares, rather than 60,000,000 shares, for delivery under equity awards and expands the list of performance criteria that can be used for awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code. Some of these key features are highlighted below and are more fully described under the heading "Summary of the Plan."

  •
  If approved by our shareholders, the 2010 Plan will become effective and no further awards will be made under the 2006 Plan. Awards granted under the 2006 Plan prior to shareholder approval of the 2010 Plan will remain outstanding in accordance with their terms.

  •
  The 2010 Plan contains a fungible share limit, which means that so-called "full value awards" such as restricted shares, performance awards, phantom stock, dividend equivalents paid in the form of Duke Energy common stock and stock bonuses are counted against the 75,000,000 share reserve as four shares for every one share that is issued in connection with such award. The result is that only up to 18,750,000 shares may be issued as full value awards.

  •
  The 2010 Plan imposes certain sub-limits on awards granted to any one individual during any one calendar year. As a result, no individual may be granted, during any calendar year: (i) stock options covering more than 3,000,000 shares of Duke Energy common stock, (ii) stock appreciation rights covering more than 3,000,000 shares of Duke Energy common stock, (iii) restricted shares covering more than 600,000 shares of Duke Energy common stock, (iv) performance units paying a maximum amount of more than $3,750,000 or (v) performance shares covering more than 600,000 shares of Duke Energy common stock.

  •
  The 2010 Plan does not permit what has been labeled by some shareholder groups as "liberal share counting" when determining the number of shares that have been granted. Only awards that are cancelled, forfeited or which are paid in cash can be added back to the 75,000,000 share reserve.

  •
  Stock options and stock appreciation rights must be granted with an exercise price or base price at least equal to the fair market value of a share of Duke Energy's common stock on the date of grant. In other words, the 2010 Plan prohibits the use of "discounted" stock options or stock appreciation rights.

  •
  The repricing of stock options and stock appreciation rights is prohibited without shareholder approval. The payment of cash in cancellation of "underwater" stock options and stock appreciation rights is also prohibited.

  •
  The 2010 Plan is designed to allow awards made under the plan to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

Summary of the Plan

            Reservation of Shares.    Duke Energy has reserved, subject to shareholder approval of the 2010 Plan, 75,000,000 shares of common stock for issuance under the 2010 Plan, which may include authorized but unissued shares, treasury shares, shares acquired in the open market or a combination thereof. Shares of common stock that are issued in connection with all awards other than stock options and stock appreciation rights shall be counted against the 75,000,000 limit described above as four shares of common stock for every one share of common stock that is issued in connection with an award.

            Shares covered by an award granted under the 2010 Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Shares covering awards that expire, are forfeited, are cancelled or are paid out in cash will again be available for issuance under the 2010 Plan. However, the following shares of common stock will not be added back to the aggregate plan limit described above: (1) shares tendered in payment of the option price of a stock option; (2) shares withheld by Duke Energy to satisfy the tax withholding obligation; and (3) shares that are repurchased by Duke Energy in connection with the exercise of a stock option granted under the 2010 Plan. Moreover, all shares of Duke Energy common stock covered by a stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the 2010 Plan.

            In addition to the aggregate limit on awards described above, the 2010 Plan imposes various sub-limits on the number of shares of Duke Energy common stock that may be issued or transferred thereunder. In order to comply with the rules applicable to incentive stock options, the 2010 Plan provides that the aggregate number of shares of Duke Energy common stock actually issued or transferred upon the exercise of incentive stock options may not exceed 75,000,000 shares. In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the 2010 Plan imposes the following additional sub-limits on awards granted to any one individual during any calendar year: (i) stock options covering more than 3,000,000 shares of Duke Energy common stock, (ii) stock appreciation rights covering more than 3,000,000 shares of Duke Energy common stock, (iii) restricted shares covering more than 600,000 shares of Duke Energy common stock, (iv) performance units paying a maximum amount of more than $3,750,000 or (v) performance shares covering more than 600,000 shares of Duke Energy common stock.

            The maximum number of shares of Duke Energy common stock which may be awarded under the 2010 Plan and the various sub-limits described above are subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock.

            Administration.    The 2010 Plan will be administered by the Compensation Committee. Subject to the limitations set forth in the 2010 Plan, the Compensation Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. The Compensation Committee may provide for the acceleration of the vesting or exercise period of an award at any time prior to its termination or upon the occurrence of specified events. With the consent of the affected participant, the Compensation Committee has the authority to cancel and replace awards previously granted with new awards for the same or a different number of shares and for the same or different exercise or base price and may amend the terms of any outstanding award, provided that the Compensation Committee shall not have the authority to reduce the exercise or base price of an award by amendment or cancellation and substitution of an existing award without approval of Duke Energy's shareholders or provide cash payments for an "underwater" stock option or stock appreciation right. The Compensation Committee shall have the right, from time to time, to delegate to one or more officers or directors of Duke Energy the authority to grant and determine the terms and conditions of awards under the 2010 Plan, subject to such limitations as the Compensation Committee shall determine. With respect to awards granted under the 2010 Plan to non-employee members of the Board of Directors, all rights, powers and authorities vested in the Compensation Committee under the 2010 Plan shall instead be exercised by the Board of Directors.

            Eligibility.    Key employees of Duke Energy and its subsidiaries (or any person who has agreed to serve in such capacity) and non-employee directors are eligible to be granted awards under the 2010 Plan, as selected from time to time by the Compensation Committee in its sole discretion. It is currently anticipated that approximately 370 employees and 11 non-employee directors are eligible for awards under the 2010 Plan.

            Stock Options.    The 2010 Plan authorizes the grant of nonqualified stock options and incentive stock options. Nonqualified stock options may be granted to employees and non-employee directors. Incentive stock options may only be granted to employees. The exercise price of an option may be determined by the Compensation Committee, provided that the exercise price per share of an option may not be less than the fair market value of a share of Duke Energy's common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). The fair market value of a share of Duke Energy's common stock as reported on the New York Stock Exchange on March 18, 2010 was $16.58. The value of common stock (determined at the date of grant) that may be subject to incentive stock options that become exercisable by any one employee in any one year is limited to $100,000. The maximum term of stock options granted under the 2010 Plan is ten years from the date of grant. The Compensation Committee shall determine the extent to which an option shall become and/or remain exercisable in the event of termination of employment or service of a participant under certain circumstances, including retirement, death or disability, subject to certain limitations for incentive stock options. Under the 2010 Plan, the exercise price of an option is payable by the participant (i) in cash, (ii) in the discretion of the Compensation Committee, in shares of common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) in the discretion of the Compensation Committee, from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates, (iv) in the discretion of the Compensation Committee, by withholding from delivery shares of common stock for which the option is otherwise exercised, or (v) by any other method approved of by the Compensation Committee. Nonqualified stock options granted under the 2010 Plan are intended to qualify for exemption under section 162(m) of the Internal Revenue Code.

            Stock Appreciation Rights.    The 2010 Plan authorizes the grant of awards of stock appreciation rights. A stock appreciation right may be granted either in tandem with an option or without relationship to an option. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the difference between the base price of the stock appreciation right and the fair market value of a share of Duke Energy common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right will have been exercised. A stock appreciation right granted in tandem with an option will have a base price per share equal to the per share exercise price of the option, will be exercisable only at such time or times as the related option is exercisable and will expire no later than the time when the related option expires. Exercise of the option or the stock appreciation right as to a number of shares results in the cancellation of the same number of shares under the tandem right. A stock appreciation right granted without relationship to an option will be exercisable as determined by the Compensation Committee, but in no event after ten years from the date of grant. The base price assigned to a stock appreciation right granted without relationship to an option shall not be less than 100% of the fair market value of a share of Duke Energy's common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). Stock appreciation rights are payable in cash, in shares of common stock, or in a combination of cash and shares of common stock, in the discretion of the Compensation Committee. Stock appreciation rights granted under the 2010 Plan are intended to qualify for exemption under section 162(m) of the Internal Revenue Code.

            Performance Awards.    The 2010 Plan authorizes the grant of performance awards, which are units denominated on the date of grant either in shares of common stock ("performance shares") or in specified dollar amounts ("performance units"). Performance awards are payable upon the achievement of performance criteria established by the Compensation Committee at the beginning of the performance period, which may not exceed ten years from the date of grant. At the time of grant, the Compensation Committee establishes the number of units, the duration of the performance period or periods, the applicable performance criteria, and, in the case of performance units, the target unit value or range of unit values for the performance awards. At the end of the performance period, the Compensation Committee determines the payment to be made based on the extent to which the performance goals have been achieved. Performance awards are payable in cash, in shares of common stock, or in a combination of cash and shares of common stock, at the discretion of the Compensation Committee.

            The Compensation Committee may grant performance awards that are intended to qualify for exemption under section 162(m) of the Internal Revenue Code, as well as performance awards that are not intended to so qualify. The performance criteria for a section 162(m) qualified award, which may relate to Duke Energy, any subsidiary, any business unit or any participant, and may be measured on an absolute or relative to peer group or other market measure basis, shall be limited to total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of a performance award that is not intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Compensation Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

            Restricted Stock Awards.    The 2010 Plan authorizes the grant of awards of restricted stock. An award of restricted stock represents shares of common stock that are issued subject to such restrictions on transfer and on incidents of ownership and such forfeiture conditions as the Compensation Committee deems appropriate. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement. Such vesting requirements may be based on the continued employment of the participant for a specified time period (not less than one year) or on the attainment of specified business goals or performance criteria established by the Compensation Committee. The Compensation Committee may, in connection with an award of restricted stock, require the payment of a specified purchase price. Subject to the transfer restrictions and forfeiture restrictions relating to the restricted stock award, the participant will otherwise have the rights of a shareholder of Duke Energy, including all voting and dividend rights, during the period of restriction unless the Compensation Committee determines otherwise at the time of the grant. The Compensation Committee may grant awards of restricted stock that are intended to qualify for exemption under section 162(m) of the Internal Revenue Code, as well as awards that are not intended to so qualify. An award of restricted stock that is intended to qualify for exemption under section 162(m) shall have its vesting requirements limited to the performance criteria described above under the heading "Performance Awards."

            Phantom Stock.    The 2010 Plan authorizes the grant of awards of phantom stock. An award of phantom stock gives the participant the right to receive payment at the end of a fixed vesting period based on the value of a share of Duke Energy's common stock at the time of vesting. No vesting period shall exceed ten years from the date of grant. Phantom stock units are subject to such restrictions and conditions to payment as the Compensation Committee determines are appropriate. Phantom stock awards are payable in cash or in shares of common stock having an equivalent fair market value on the applicable vesting dates, or in a combination thereof, at the discretion of the Compensation Committee.

            Stock Bonus.    The 2010 Plan authorizes the grant of stock bonuses. A stock bonus represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation Committee may require the payment of a specified purchase price for a stock bonus.

            Dividend Equivalents.    The 2010 Plan authorizes the grant of awards of dividend equivalents. Dividend equivalent awards entitle the holder to a right to receive cash payments determined by reference to dividends declared on Duke Energy common stock during the term of the award, which shall not exceed ten years from the date of grant. Dividend equivalent awards may be granted on a stand-alone basis or in tandem with other awards under the 2010 Plan. Dividend equivalent awards granted on a tandem basis with other awards shall expire at the time the underlying award is exercised, otherwise becomes payable, or expires. Dividend equivalent awards are payable in cash or in shares of Duke Energy's common stock, as determined by the Compensation Committee.

            Change in Control.    The Compensation Committee may provide for the effect of a "change in control" (as defined in the 2010 Plan) on an award granted under the 2010 Plan. Such provisions may include (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award, (ii) the waiver or modification of performance or other conditions related to payment or other rights under an award, (iii) providing for the cash settlement of an award, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following the change in control.

            Adjustments to Awards.    In the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock, then the

Compensation Committee shall, in the manner and to the extent that it deems appropriate and equitable to the participants and consistent with the terms of the 2010 Plan, cause a proportionate adjustment to be made in the number and kind of shares of common stock, share units, or other rights subject to the then-outstanding awards, the price for each share or unit or other right subject to then outstanding awards without change in the aggregate purchase price or value as to which such awards remain exercisable or subject to restrictions, the performance targets or goals appropriate to any outstanding performance awards (subject to such limitations as appropriate for awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code) or any other terms of an award that are affected by the event. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2010 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.

            Transferability of Awards.    In general, awards granted under the 2010 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant the awards shall be exercised by, or paid to, only such participant or by his guardian or legal representative. However, the Compensation Committee may provide in the terms of an award agreement that the participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an award following the participant's death. Moreover, to the extent permitted by the Compensation Committee, nonqualified stock options may be transferred to members of a participant's immediate family, to certain other entities which are owned or controlled by members of a participant's immediate family, or to any other persons or entities.

            Non-United States Participants.    The Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by Duke Energy or any subsidiary outside of the United States or who provide services to Duke Energy under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2010 Plan as it may consider necessary or appropriate for such purposes. However, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the 2010 Plan unless it could have been amended to eliminate such inconsistency without further approval by Duke Energy's shareholders.

            Term and Amendment.    The 2010 Plan has a term of ten years, subject to earlier termination or amendment by the Board of Directors. To the extent permitted under applicable laws and rules, the Board of Directors may amend the 2010 Plan at any time, except that shareholder approval is required for amendments that would change the persons eligible to participate in the 2010 Plan, increase the number of shares of common stock reserved for issuance under the 2010 Plan, allow the grant of stock options or stock appreciation rights at an exercise price below fair market value, or allow the repricing of stock options or stock appreciation rights without shareholder approval.

Federal Income Tax Consequences

            The following is a general summary of the United States federal income tax consequences to participants and Duke Energy relating to awards that may be granted under the 2010 Plan. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

            A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock on the date the option is exercised over the exercise price for such shares. Duke Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time the participant recognizes the income.

            A participant will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided the participant was an employee of Duke Energy or a subsidiary at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of common stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of such shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Duke Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the participant recognizes the income.

            The federal income tax consequences of other awards authorized under the 2010 Plan are generally in accordance with the following: stock appreciation rights are subject to taxation in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition in an amount equal to the excess of the fair market value of the shares of common stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards, phantom stock and dividend equivalents are generally subject to tax, as ordinary compensation income, at the time of payment. Stock bonuses are generally subject to tax, as ordinary compensation income, on the date of grant. In each of the foregoing cases, Duke Energy will generally have a corresponding deduction at the same time the participant recognizes income.

Registration with the SEC

            Duke Energy intends to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2010 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2010 Plan by Duke Energy's shareholders.

Plan Benefits

            It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2010 Plan because the grant of awards under the 2010 Plan is discretionary.

Current Equity Compensation Plan Information

            This table shows information about securities to be issued upon exercise of outstanding options, warrants and rights under Duke Energy's equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	11,673,881	(2)	$19.04	49,385,795	(3)
Equity compensation plans not approved by security holders	1,877,646		16.60	None

Total	13,551,527		$18.70	49,385,795	(4)

(1)
Duke Energy has not granted any warrants or rights under any equity compensation plans. Amounts do not include 3,754,614 outstanding options with a weighted average exercise price of $14.18 assumed in connection with various mergers and acquisitions.

(2)
Does not include 9,235,226 shares of Duke Energy Common Stock to be issued upon vesting of phantom stock and performance share awards outstanding as of December 31, 2009.

(3)
Includes 4,385,795 shares remaining available for issuance for awards of restricted stock, performance shares or phantom stock under the Duke Energy Corporation 2006 Long-Term Incentive Plan.

(4)
As of February 28, 2010, options covering 18,268,807 shares of Duke Energy common stock were outstanding with a weighted average exercise price of $17.71, and a weighted average remaining term of 3.3 years. In addition, as of February 28, 2010, phantom share and performance share awards, assuming maximum performance, covering 10,302,965 shares of Duke Energy common stock were outstanding, and there were 685,138 shares available for future grants of "full value" awards (i.e. phantom shares, performance shares and restricted shares) under existing plans.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DUKE ENERGY CORPORATION 2010 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2010

            Representatives of Deloitte are expected to be present at the annual meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions. Information on Deloitte's fees for services rendered in 2009 and 2008 follows:

Type of Fees	FY 2009	FY 2008
Audit Fees(a)	$8,800,000	$9,800,000
Audit-Related Fees(b)	1,750,000	1,650,000
Tax Fees(c)	400,000	400,000
All Other Fees(d)	100,000	100,000

Total Fees	$11,050,000	$11,950,000

(a)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the audit of Duke Energy's consolidated financial statements included in Duke Energy's annual report on Form 10-K and review of financial statements included in Duke Energy's quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards. Audit fees also include fees billed or expected to be billed by Deloitte for professional services related to internal controls work under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

(b)
Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of Duke Energy's financial statements, including assistance with acquisitions and divestitures, internal control reviews and employee benefit plan audits.

(c)
Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance and professional services related to tax planning and tax strategy.

(d)
All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages, accounting training and conferences.

            To safeguard the continued independence of the independent public accountants, the Audit Committee adopted a policy that provides that the independent public accountants are only permitted to provide services to Duke Energy and its subsidiaries that have been pre-approved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services and certain other services have been specifically pre-approved up to certain categorical fee limits. In the event that the cost of any of these services may exceed the pre-approved limits, the Audit Committee must pre-approve the service. All other services that are not prohibited pursuant to the SEC's or other applicable regulatory bodies' rules or regulations must be specifically pre-approved by the Audit Committee. All services performed in 2009 and 2008 for Duke Energy by the independent public accountant were approved by the Audit Committee pursuant to its pre-approval policy.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR 2010.

SHAREHOLDER PROPOSALS

            Proposal 4, Proposal 5 and Proposal 6 are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The shareholder proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The Board of Directors recommends voting "against" each proposal. We will promptly provide you with the name, address and, to our knowledge, the number of voting securities held by the proponents of the shareholder proposals, upon receiving a written or oral request.

PROPOSAL 4: SHAREHOLDER PROPOSAL RELATING TO PREPARATION OF A REPORT ON DUKE ENERGY CORPORATION'S GLOBAL WARMING-RELATED LOBBYING ACTIVITIES

 Lobbying Report

            Resolved: The shareholder requests the Board of Directors prepare a report disclosing the Company's global warming-related lobbying activities. The report, prepared at a reasonable cost and omitting proprietary information, should be published by November 2010. The report should:

    1.
    Disclose the business associations, coalitions and non-profit organizations the company uses to advance its legislative goals relative to global warming.

    2.
    Disclose the policies and procedures that oversee the company's membership in business associations and coalitions and its interaction with non-profit organizations, including financial support, relative to global warming.

    3.
    Describe the benefit to shareholders from the Company's lobbying activities related to global warming.

Supporting Statement

            As a long-term shareholder of Duke Energy, I support transparency and accountability regarding the Company's public policy activities.

            Disclosure surrounding the company's lobbying activities is in the best interest of the company and its shareholders. Absent a system of accountability, company assets could be used in support of public policy objectives that are not in the Company's long-term interest.

            According to the Charlotte Observer (10/9/09), "Duke Energy has spent more the $10 million to lobby Congress since 2008 as electric utilities ratchet up spending to help shape new laws on climate change and other issues."

            CEO Jim Rogers has engaged in a high-profile lobbying effort to promote global warming-related cap-and-trade legislation by testifying in Congress, conducting media interviews, speaking at policy forums and appearing in a TV advertising campaign.

            Duke Energy's support for cap-and-trade has been controversial, in part because economic studies report cap-and-trade would lead to an increase in energy prices, a decrease in economic growth and an increase in unemployment. These could be detrimental to shareholder interests.

            Cap-and-trade could add significant costs to the Company's use of coal.

            The Company has worked with non-profit organizations such as the National Resources Defense Council (NRDC) and Environmental Defense (ED) through its membership in the United States Climate Action Partnership—a lobbying coalition seeking cap-and-trade legislation.

            NRDC and ED oppose coal use. The organizations have challenged Duke Energy's Cliffside coal-fired power plant in court. In response to the Company seeking air pollution permits, a NRDC attorney said in 2008, "Having already violated the law, Duke is now trying to issue itself a get out of jail free card." An official with ED opposed Duke Energy's Cliffside facility, saying in 2008, "It's hard to understand why Duke Energy believes clean air laws don't apply to them."

            In 2009, Jim Rogers appeared in an advertising campaign sponsored by ED's legislative arm promoting cap-and-trade.

            Duke Energy's global warming policy has interfered with the Company's relationship with trade associations. The Company ended its membership in the National Association of Manufacturers and the American Coalition for Clean Coal Electricity in part over policy differences on global warming.

            Disclosure of the Company's global warming-related activities will provide the transparency shareholders need to evaluate these public policy activities.

Opposing Statement of the Board of Directors:

Your Board recommends a vote "AGAINST" this proposal for the following reasons:

            The Board of Directors believes this report is unnecessary as it is duplicative of information that Duke Energy already provides on our website.

            Duke Energy's lobbying activities promote its position on climate change, which is described on the website at www.duke-energy.com/environment/climate-change/duke-energy-position.asp. As explained there, there is a growing national consensus that steps should be taken to reduce greenhouse gas emissions. As an energy company, we will be greatly affected by any laws or regulations imposed by state and federal lawmakers, or regulatory bodies, on this issue. We believe it is in the best interest of our shareholders and customers that we participate in these discussions in order to present our views on this important public policy issue. We participate in these discussions through a number of different means, including memberships in trade organizations, organizations focused on the science and research surrounding climate change, organizations whose focus is on the development of alternative energy sources and processes, and organizations whose focus is on addressing the issue of climate change as a whole. Our employees also participate through our voluntary, nonpartisan political action committee, DUKEPAC, which makes contributions to qualified candidates running for office based on, among other things, their positions on public policy issues, such as climate change. The procedure by which contributions are made by Duke Energy and DUKEPAC are disclosed on the Political Participation page of our website at www.duke-energy.com/corporate-governance/political-participation.asp.

            Accordingly, proponent's request that we disclose our policies and procedures regarding our lobbying activities and business associations and the benefits to our shareholders surrounding such activities are already readily available to the public and our shareholders on our website. Similarly, our business associations and coalitions are provided on our website at www.duke-energy.com/environment/affiliations-partnerships.asp. Not only do we disclose our business associations, but we disclose more information than the proponent has requested by listing all DUKEPAC contributions through a link on the Political Participation page of our website.

            Consequently, we believe that preparation of proponent's requested report would be duplicative and an unnecessary waste of Company resources. Indeed, as we review the proponent's supporting statement and based on discussions with the proponents, we believe the underlying issue is their disagreement with our public policy position in support of responsible legislation that would provide needed clarity on the country's policies involving greenhouse gas emissions. Although many individuals and organizations may disagree, we believe—and engage in lobbying activities accordingly—that responsible legislation will eliminate uncertainty, is preferable to other solutions under consideration, and is therefore in our shareholders' best interest.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL RELATING TO PREPARATION OF A REPORT ON DUKE ENERGY CORPORATION'S GLOBAL WARMING-RELATED LOBBYING ACTIVITIES.

PROPOSAL 5: SHAREHOLDER PROPOSAL RELATING TO MAJORITY VOTING FOR THE ELECTION OF DIRECTORS

 Director Election Majority Vote Standard Proposal

            Resolved: That the shareholders of Duke Energy Corporation ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement

            In order to provide shareholders a meaningful role in director elections, the Company's director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Duke Energy presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for a board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from the nominee.

            In response to strong shareholder support for a majority vote standard in director elections, a strong majority of the nation's leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, Safeway, and many Duke Energy competitors have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, the Company has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more "withhold" votes than "for" votes. The plurality vote standard remains in place.

            We believe that a post-election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

Opposing Statement of the Board of Directors:

Your Board recommends a vote "AGAINST" this proposal for the following reasons:

            The Board of Directors agrees that sound corporate governance policies and practices are important to the success of the Company. However, after careful review of the proposal in comparison to our current director election policies, and in consideration of the possibility of legislative changes that could control these issues, the Board recommends a vote against this proposal at this time for a number of reasons.

            First, the shareholder proposal's characterization of the plurality voting standard, particularly the statement that a director could be elected with a single vote, is simply an unrealistic hypothetical. In the last 3 years since the merger of Duke Energy and Cinergy, no director nominee has received less than approximately 93 percent of the shares voted. As a result, the outcome of director elections in these years would not have been any different under a majority voting standard.

            Not only have our Directors historically received very high levels of support, but we maintain a strong director nomination and election process which identifies and proposes qualified independent director nominees to serve the best interests of the Company and our shareholders. This nomination and election process has resulted in a Board that consists of highly-qualified Directors from diverse backgrounds who, except for our Chairman and CEO, all meet the definition of independence under the NYSE listing standards. Because our shareholders have a history of electing highly-qualified and independent directors using a plurality voting system, a change in the director election process is not necessary to improve our corporate governance. In fact, independent corporate governance agencies have recognized our strong corporate governance structure and initiatives. In 2009, RiskMetrics Group ranked our corporate governance policies as being within the top 88 percent of all companies in the S&P 500 and top 93 percent of companies in our industry.

            Second, in 2006, the Board amended our Principles for Corporate Governance to include a director resignation policy in order to address the type of concerns expressed in the proposal. The director resignation policy provides that a nominee for director who fails to receive a greater number of votes "for" his or her election than votes "withheld" from his or her election must tender his or her resignation. The Corporate Governance Committee must then recommend to the Board whether or not to accept such resignation. For further information on this policy, see the Report of the Corporate Governance Committee on page 47. We anticipate that any such resignation would be accepted absent unusual circumstances. Therefore, as a practical matter, the majority voting standard under this proposal and our existing director resignation policy would produce the exact same result—any director nominee who fails to obtain a majority of votes would not serve. Because our current director resignation policy already accomplishes the objective of the shareholder proposal, the adoption of a majority vote standard is unnecessary.

            Third, the majority vote standard advocated by the proponent is a relatively new practice which could lead to unintended or adverse consequences. For example, this standard could result in an entire slate of nominees' being rejected, or an insufficient number of independent directors being elected to satisfy the NYSE listing standards or securities laws' requirements. In such events, we could be incapable of taking important corporate action until the situation was resolved.

            Finally, the Board is mindful of the corporate governance developments and ongoing debate concerning majority voting in the election of directors and believes it is premature to adopt a majority voting policy at this time. Several bills are pending in Congress which could mandate some form of majority voting. However, it is not known what the details surrounding majority voting would require, or how the potential unintended consequences of majority voting identified above will be addressed. To change our organization documents prior to the passage of a law would be premature and possibly incomplete. In addition to potential changes in the law, a recent change in the New York Stock Exchange listing standards would prevent brokers from casting votes to elect directors for underlying shares unless instructed by the shareholder. It is unknown at this time the full impact this rule change will have upon majority voting. Given these pending initiatives by Congress and other organizations, we do not believe it is in our shareholders' best interest to implement the proponent's voting standard at this time.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL RELATING TO MAJORITY VOTING FOR THE ELECTION OF DIRECTORS.

PROPOSAL 6: SHAREHOLDER PROPOSAL REGARDING THE RETENTION OF EQUITY COMPENSATION BY SENIOR EXECUTIVES

Resolved, that stockholders of Duke Energy Corporation ("Company") urge the Compensation Committee of the Board of Directors (the "Committee") to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to stockholders regarding the policy before Company's 2011 annual meeting of stockholders. The stockholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

Supporting Statement

            Equity-based compensation is an important component of senior executive compensation at Company.

            Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on Company long-term success and would better align their interests with those of Company stockholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby "may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions."

            The Company has established stock ownership guidelines for the CEO, other executive officers, and all other officer level employees. The guidelines were increased in 2009 to a minimum level of ownership of seven times base pay for the CEO, three times base pay for direct reports to the CEO, and one times base pay for other officers. Further, each employee covered by this policy is required to hold 50 percent of all vested shares under the long-term incentive program until the ownership requirements are reached.

            We believe this policy does not go far enough to ensure that equity compensation builds executive ownership. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

            We urge stockholders to vote for this proposal.

Opposing Statement of the Board of Directors:

Your Board recommends a vote "AGAINST" this proposal for the following reasons:

            The Board of Directors shares the proponent's view that equity-based compensation and mandatory equity ownership for senior executives encourage them to focus on Duke Energy's long-term success. For this reason, we have a substantial Stock Ownership Policy, which is further described in the Compensation Discussion and Analysis on page 67, designed to align the interests of our senior executives and shareholders. We believe that our current executive compensation program and Stock Ownership Policy discourage excessive risk-taking and ensure that our executives have an equity stake in the future of the Company, while also allowing them to manage their personal financial affairs in a prudent manner. The Board of Directors and its Compensation Committee thus believe that our current equity plans, which are constantly reviewed and have been substantially revised in recent years, reflect an appropriate balance between aligning executive interests with those of shareholders without imposing undue burdens and requirements that would undermine the competitiveness of our executive compensation program.

            For example, in 2008, we conducted a study of the stock ownership requirements utilized by our peers and practices endorsed by corporate governance experts. As a result, our Compensation Committee and Corporate Governance Committee approved a new Stock Ownership Policy, effective last year, which substantially increased the previous stock ownership requirements for our senior executives. Our Stock Ownership Policy requires all direct reports to the CEO to retain shares equal to three times his or her base salary, and, because our CEO's employment agreement does not provide for a base salary, he is required to retain shares equal to ten times the highest base salary of his direct reports.

            Based on these ongoing reviews, we believe that our current executive compensation and equity retention program is comparable or more stringent than those of our peers. It allows our senior executives to realize value from their equity awards during the course of their employment after they have earned them over a substantial vesting period or upon the attainment of long-term performance goals. If we were to adopt a policy requiring executives to hold 75 percent of their equity awards for two years beyond retirement, it would effectively increase the share ownership guidelines we have recently adopted and could compromise our ability to attract and retain management. That is, after reaching their existing share ownership target, our senior executive officers would be limited in their ability to sell a portion of their holdings in order to meet expenses, make charitable gifts or diversify their portfolios during the course of their employment, which is especially important as individuals approach retirement. Similarly, a requirement to hold the equity grants until two years after leaving the Company by retirement or otherwise is unduly restrictive and unnecessary to prevent excessive risk-taking. We adopted a "clawback" policy in 2007 to address this possibility whereby if executive compensation is increased as a result of fraud or misconduct, the Company is committed to attempting to recover the compensation resulting from those activities. For further information on this policy, see our Compensation Discussion and Analysis on page 68.

            Finally, these proposed holding requirements could make it necessary for our Compensation Committee to adjust the existing compensation program in order to mitigate these negative effects by increasing the cash portion of compensation and decreasing the equity portion. That pressure to reduce equity grants to senior executives so that they would have currently-available compensation would undermine the ability of the Compensation Committee to find the right balance between cash and equity compensation in order to maintain competitive compensation programs and to align senior executives with shareholders' interests.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING THE RETENTION OF EQUITY COMPENSATION BY SENIOR EXECUTIVES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the amount of Duke Energy common stock beneficially owned by the current directors, the executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the named executive officers), and all directors and executive officers as a group as of March 11, 2010.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class
William Barnet, III	31,573	*
G. Alex Bernhardt, Sr.	119,459	*
Michael G. Browning	247,585	*
Daniel R. DiMicco	29,947	*
John H. Forsgren	4,467	*
Lynn J. Good	120,688	*
Ann Maynard Gray	90,523	*
James H. Hance, Jr.	76,393	*
David L. Hauser	333,862	*
Marc E. Manly	91,074	*
E. James Reinsch	16,185	*
James T. Rhodes	60,847	*
James E. Rogers	4,389,022	*
Philip R. Sharp	20,096	*
Dudley S. Taft	116,380	*
B. Keith Trent	31,531	*
James L. Turner	349,359	*
Directors and executive officers as a group (20)	6,313,043	*

*
Represents less than 1%.

(1)
Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within sixty days of March 11, 2010: Mr. Barnet — 3,442; Mr. Bernhardt — 107,784; Mr. Browning — 0; Mr. DiMicco — 27,061; Mr. Forsgren — 0; Ms. Good — 63,501; Ms. Gray — 46,016; Mr. Hance — 0; Mr. Hauser — 97,362; Mr. Manly — 41,718; Mr. Reinsch — 1,718; Dr. Rhodes — 31,180; Mr. Rogers — 2,536,991; Dr. Sharp — 0; Mr. Taft — 0; Mr. Trent — 15,360; Mr. Turner — 184,396; and all directors and executive officers as a group — 3,226,124.

            The following table lists the beneficial owners of 5% or more of Duke Energy's outstanding shares of common stock as of December 31, 2009. This information is based on the most recently available reports filed with the SEC and provided to us by the companies listed.

Name or Identity of Beneficial Owner	Shares of common stock Beneficially Owned		Percentage
Capital World Investors	88,516,372	(1)	6.8	*

(1)
According to the Schedule 13G filed by Capital World Investors, these shares are beneficially owned as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and Capital World Investors has sole voting power with respect to 850,200 shares, zero shares with shared voting power, sole dispositive power with regard to 88,516,372 shares and zero shares with shared dispositive power.

 REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Duke Energy's audited financial statements for the fiscal year ended December 31, 2009.

            The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy's financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website at www.duke-energy.com/corporate-governance/board-committee-charters/audit.asp.

            The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent public accountants. Management is responsible for the preparation, presentation and integrity of Duke Energy's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States ("GAAP"), as well as expressing an opinion on the effectiveness of internal control over financial reporting.

            The Audit Committee reviewed the Company's audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements were prepared in accordance with GAAP.

            In addition, management completed the documentation, testing and evaluation of Duke Energy's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 ("Form 10-K") filed with the SEC, as well as Deloitte's Report of Independent Registered Public Accounting Firm included in the Company's Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedules and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2010.

            The Audit Committee has discussed with Deloitte the matters required to be discussed by professional and regulatory requirements, including, but not limited to, the standards of the Public Company Accounting Oversight Board regarding The Auditors' Communications with Those Charged with Governance. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by "Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence" that relates to Deloitte's independence from Duke Energy and its subsidiaries and the Audit Committee has discussed with Deloitte the firm's independence.

            Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended that the audited financial statements be included in Duke Energy's Form 10-K, for filing with the SEC.

Audit Committee
Michael G. Browning (Chair) G. Alex Bernhardt, Sr. John H. Forsgren James T. Rhodes Philip R. Sharp

 REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

            The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities and initiatives.

Philosophy and Responsibilities

            We believe that sound corporate governance has three components: (i) Board of Directors' independence, (ii) processes and practices that foster solid decision-making by both management and the Board of Directors, and (iii) balancing the interests of all of our stakeholders—our investors, customers, employees, the communities we serve and the environment. The Corporate Governance Committee's charter is available on our website at www.duke-energy.com/corporate-governance/board-committee-charters/corporate.asp and is summarized below.

            Membership.    The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

            Responsibilities.    The Committee's responsibilities include, among other things: (i) implementing policies regarding corporate governance matters; (ii) assessing the Board of Directors membership needs and recommending nominees; (iii) recommending to the Board of Directors those directors to be selected for membership on, or removal from, the various Board of Directors' committees and those directors to be designated as chairs of Board of Directors' committees; and (iv) sponsoring and overseeing performance evaluations for the various Board of Directors' committees, the Board of Directors as a whole, and the directors and management, including the Chief Executive Officer.

            Investigations and Evaluations.    The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee's duties and responsibilities, and may retain, at the Company's expense, and in the Committee's sole discretion, consultants to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company. Finally, the Committee conducts an annual self-evaluation of its performance.

Governance Initiatives

            All of our Board of Directors committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees and Code of Business Conduct & Ethics for Directors are available on our website at www.duke-energy.com/corporate-governance/board-committee-charters.asp. The Code of Business Conduct & Ethics for Directors was amended on February 26, 2008 and approved by the Board. Any amendments to or waivers from our Code of Business Ethics for executive officers or Code of Business Conduct & Ethics for directors must be approved by the Board and will be posted on our website. Additionally, during 2009 our Board of Directors held 6 executive sessions with independent directors only.

Director Candidates

            Profile.    We look for the following characteristics in any candidate for nominee to serve on our Board of Directors:

  •
  fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

  •
  a genuine interest in Duke Energy and a recognition that, as a member of the Board of Directors, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

  •
  a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

  •
  diversity among the existing Board members, including racial and ethnic background, gender, experiences, skills and qualifications;

  •
  present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations;

  •
  no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders;

  •
  the ability and willingness to spend the time required to function effectively as a director;

  •
  compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;

  •
  independent opinions and willingness to state them in a constructive manner; and,

  •
  willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board of Directors).

            Nominees.    The Committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board of Directors standing for re-election. The Committee will provide the third party, based on surveys of the then-current Board of Directors members and the profile described above, the characteristics, skills and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee's experiences and skills. In addition, the Committee considers the shareholder-nominee's independence with respect to both the Company and the nominating shareholder. All of the nominees on the proxy card are current members of our Board of Directors and were recommended by the Committee.

            Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to Corporate Governance Committee, c/o Corporate Secretary, Duke Energy Corporation, P.O. Box 1006, Charlotte, NC 28201-1006. The notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

  •
  the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

  •
  a representation that the recommending shareholder(s) is a holder of record of stock of Duke Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

  •
  the name, age, business address and principal occupation and employment of the recommended nominee;

  •
  any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

  •
  any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules and Securities and Exchange Commission rules and regulations;

  •
  a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

  •
  a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (2) affirming the recommended nominee's willingness to be a director, and (3) consenting to serve as a director if so elected;

  •
  if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

  •
  if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

  •
  all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee's business experience; (2) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee; and (3) material relationships or transactions, if any, between the recommended nominee and Duke Energy's management.

Resignation Policy

            Our Principles for Corporate Governance set forth our procedures to be followed if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is then required to make a recommendation to the Board of Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at www.duke-energy.com/corporate-governance/principles.asp.

Communications with Directors

            Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

    Corporate Secretary
    Duke Energy Corporation
    P.O. Box 1006
    Charlotte, NC 28201-1006

            Interested parties can communicate with our lead director by writing to the following address:

    Lead Director
    c/o Corporate Secretary
    Duke Energy Corporation
    P.O. Box 1006
    Charlotte, NC 28201-1006

            Our Corporate Secretary will distribute communications to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Duke Energy Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee
Ann Maynard Gray (Chair) Michael G. Browning Daniel R. DiMicco

 REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Duke Energy's Form 10-K and this proxy statement.

Compensation Committee
James H. Hance, Jr. (Chair) Daniel R. DiMicco John H. Forsgren Ann Maynard Gray Dudley S. Taft

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy's compensation objectives and policies for Messrs. Rogers, Hauser, Turner, Manly and Trent and Ms. Good (collectively, the "named executive officers") and give context for the numbers and narrative descriptions that follow.

Objectives of the Compensation Program

            Our executive compensation program is designed to:

  •
  attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives and key employees of similarly-sized companies and with similar complexity and lines of business;

  •
  motivate executives and key employees to achieve strong financial and operational performance;

  •
  emphasize performance-based compensation, which balances rewards for short-term and long-term results;

  •
  reward individual performance;

  •
  link the interests of executives with shareholders by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership; and

  •
  encourage a long-term commitment to Duke Energy.

            The guiding principle of Duke Energy's compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned, with significant upside and downside potential depending upon actual results as compared to predetermined measures of success. This means that a significant portion of our named executive officers' total direct compensation—which consists of base salary, short-term incentives ("STI") and long-term incentives ("LTI")—is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. As described below, the variable and equity-based components of our compensation program are the STI and LTI. These incentives yield varying levels of compensation, including no compensation in the event of poor performance, depending upon our stock price (and relative total shareholder return) and the extent to which predetermined corporate, operational and individual goals are achieved.

            As illustrated below, for 2009, approximately 74% of the total direct compensation opportunity (i.e., base salary, STI opportunity and LTI opportunity) for our named executive officers (other than Mr. Rogers) was provided in the form of variable and/or equity-based compensation, assuming target performance, and 100% of Mr. Rogers' total direct compensation opportunity was variable and/or equity-based due to the fact that, as described in detail below, he is compensated primarily through annual grants of stock awards. The following table illustrates this point:

Name	% Variable / Equity-Based Compensation (2009)	% Fixed Cash Compensation (2009)
Mr. Rogers	100%	0%
Other Named Executive Officers	74%	26%

    Setting Executive Compensation Levels

            In December 2007, the Compensation Committee implemented a new approach for establishing the compensation of executive officers who report directly to the Chief Executive Officer, including Ms. Good and Messrs. Hauser, Turner, Manly and Trent. At that time, the Compensation Committee established the levels for each component of the executives' total direct compensation. The STI opportunities were established at a level intended to provide total cash compensation (i.e., base salary and STI opportunity) at the market median for individuals in comparable positions and markets in the event of the achievement of target performance and above the market median in the event of outstanding financial, operational and individual results. The LTI opportunities were established above the market median for individuals in comparable positions and markets if target performance is achieved and significant upside opportunity if outstanding results are achieved.

            The base salary amounts were intended to remain in effect for a three-year period (i.e., for 2008, 2009 and 2010), unless an earlier adjustment is warranted. It was contemplated that, during the three-year cycle, the Compensation Committee would exercise discretion when establishing each named executive officer's STI and LTI opportunities, which amounts would be determined based on each executive's current role, applicable performance and market compensation data.

            As part of its executive performance evaluation processes, in December 2008, the Compensation Committee reviewed the total direct compensation levels in light of each executive officer's individual performance during 2008. The Compensation Committee focused on skills, experience and other factors, such as developmental and rotational assignments, that may impact the competitiveness of compensation for a given year. It also considered each executive officer's strategic contributions and overall impact to Duke Energy's goals relative to those of other executive officers, including each executive's performance relative to the individual goals established under the STI plan, and, with respect to Mr. Rogers, under his performance shares, all as described in more detail below.

            In addition, the Compensation Committee reviewed the total direct compensation levels for 2009 to confirm that they remained competitive. In this regard, the Compensation Committee considered market surveys comparing each element of total compensation against comparable positions at comparable companies. For utility-specific positions, the market data sources were: (i) the Towers Perrin CDB Energy Services Executive Compensation Database, which consists of the 30 companies listed on Appendix B; and (ii) the Philadelphia Utility Index. For general corporate positions, the market data source was the Towers Perrin CDB General Industry Executive Compensation Database, which consists of the 95 companies listed on Appendix C.

            The market surveys and data, however, were merely used as a general reference point by the Compensation Committee. The Compensation Committee retains the flexibility to make adjustments in order to respond to market conditions, promotions, scope of responsibility, and internal equity. Based on its review of these factors, the Compensation Committee determined that no adjustments were warranted to the 2008 total direct compensation levels, other than, as described below, an adjustment to Ms. Good's base salary on June 16, 2009 to reflect her promotion to Group Executive and Chief Financial Officer.

            The principal reasons for the difference in the amount of compensation provided to each executive officer are competitive market conditions and the individual performance of each executive officer. Other factors, however, are also relevant. For example, Mr. Rogers' compensation is higher than the compensation of the other executive officers because market forces dictate that a chief executive officer with Mr. Rogers' unique skills and significant experience in the utility industry receive higher compensation than Duke Energy's other executive officers.

Management's Role in the Compensation-Setting Process

            When establishing the compensation program for our named executive officers, the Compensation Committee considers input and recommendations from management, including Mr. Rogers, who attends the non-executive sessions of the Compensation Committee meetings. Specifically, as part of the annual compensation planning process for 2009:

  •
  Mr. Rogers performed an annual evaluation of the performance of each of the other named executive officers and initially recommended that the compensation levels established with respect to 2008 should remain in effect without adjustment, which recommendation was subsequently revised upon Ms. Good's mid-year promotion;

  •
  Mr. Rogers provided recommendations to the Compensation Committee for 2009 corporate and individual performance objectives, along with their relative weightings, under the STI plan for our named executive officers;

  •
  Mr. Rogers provided the Compensation Committee with an assessment of the extent to which each of the other named executive officers achieved his or her 2009 individual performance objectives for the year; and

  •
  Management, including Mr. Rogers, provided recommendations to the Compensation Committee for the allocation of the LTI opportunity between performance shares and phantom shares granted in 2009, along with the corporate goals and objectives for the performance shares granted to the named executive officers.

            The Compensation Committee exercised its discretion in modifying recommended adjustments and awards for executives. In the case of Mr. Rogers, the Compensation Committee met in executive session to review and approve his new employment agreement. The Corporate Governance Committee, however, conducted Mr. Rogers' 2009 performance review.

Compensation Committee Advisors

            The Compensation Committee has engaged Frederic W. Cook & Company, Inc. to report directly to the Compensation Committee as its independent compensation consultant. Frederic W. Cook & Company, Inc. performs such tasks as the Compensation Committee or its Chairman may request. The Compensation Committee's consultant provides advice to the Compensation Committee as follows:

  •
  Prior to each Compensation Committee meeting, the consultant meets with the Compensation Committee Chairman and management to discuss and finalize the proposed agenda and meeting materials.

  •
  The consultant generally attends each Compensation Committee meeting and provides advice to the Compensation Committee at the meetings, including reviewing and commenting on market compensation data provided by management and used to establish the compensation of the executive officers and directors, as well as the terms and performance goals applicable to incentive plan awards.

  •
  Upon the request of the Compensation Committee, the consultant provides analysis with respect to specific projects and information regarding trends and competitive practices.

  •
  The consultant meets regularly with the Compensation Committee in executive session and meets with the Chair of the Corporate Governance Committee to discuss the performance of the Chief Executive Officer.

  •
  The consultant is otherwise available for consultation with the Compensation Committee.

  •
  The Compensation Committee's consultant has been instructed that it shall provide completely independent advice to the Compensation Committee and is not permitted to provide any services to Duke Energy other than consulting with the Compensation Committee.

  •
  The consultant may meet with management to discuss strategic issues with respect to executive compensation, but only when approved by the Chairman of the Compensation Committee and to assist the consultant in its engagement with the Compensation Committee. For example, the consultant met with management (including the Chief Executive Officer) in January 2009, to discuss Duke Energy's business objectives in an effort to ensure that the consultant could advise the Compensation Committee about how to design the incentive plans to support Duke Energy's business strategies.

Risk Assessment of Compensation Policies and Practices

            In consultation with the Compensation Committee, members of management from Duke Energy's Human Resources, Legal and Risk Management groups assessed whether Duke Energy's compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of Duke Energy's business and the design of our incentive plans and policies.

            Management reported its findings to the Compensation Committee, and after review and discussion, the Compensation Committee concluded that the plans and policies do not encourage excessive or inappropriate risk taking. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning Duke Energy's compensation policies with the long-term interests of Duke Energy and avoiding rewards that could create unnecessary risks to Duke Energy, as evidenced by the following:

  •
  Duke Energy does not use highly-leveraged STI goals, but instead the STI opportunities are based on balanced performance metrics that promote disciplined progress towards long-term goals, and all payouts are capped at a pre-established percentage of the target payment opportunity;

  •
  Duke Energy's LTI opportunities generally vest over a period of three years in order to focus our executives on long-term performance and enhance retention. Our performance shares are granted annually and have overlapping three-year performance periods, so any risks taken to increase the payout under one award could jeopardize the potential payouts under other awards;

  •
  Duke Energy uses a variety of performance metrics (i.e., earnings per share ("EPS"), operations and maintenance ("O&M") expense, reliability, safety, total shareholder return ("TSR"), compounded annual growth rate ("CAGR") with respect to EPS, return on equity) that correlate to long-term value, and our performance goals are set at levels that we believe are reasonable in light of past performance and market conditions;

  •
  Duke Energy's stock ownership policy requires the members of our Executive Leadership Team ("ELT"), including our executive officers, to hold a minimum level of Duke Energy shares to ensure that each executive has personal wealth tied to the long-term success of Duke Energy and is therefore aligned with shareholders; and

  •
  Duke Energy has established a "clawback policy," under which Duke Energy will require the reimbursement of any incentive compensation, the payment of which was predicated upon the achievement of financial results that were subsequently the subject of a restatement caused or partially caused by the recipient's fraud or misconduct. See page 68.

Elements of Duke Energy's Compensation Program and Why Each Element Was Chosen (How It Relates to Objectives)

            As discussed in more detail below, during 2009, the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  short-term incentive compensation;

  •
  long-term equity incentive compensation; and

  •
  retirement and welfare benefits and perquisites.

            Base Salary.    Base salaries for our named executive officers (other than Mr. Rogers) were established in December 2007. The salary for each executive was based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys and internal comparisons. The base salary amounts were intended to be effective for three years, unless an earlier adjustment is appropriate. After conducting its annual performance review, the Compensation Committee determined that the base salary levels established for 2008 should remain in effect through 2009. However, when Ms. Good was promoted to the position of Group Executive and Chief Financial Officer on June 16, 2009, her base salary was increased from $500,000 to $575,000, effective upon such promotion. As described below, Mr. Rogers is paid substantially in the form of equity-based compensation and does not receive a base salary.

            Short-Term Incentive Compensation.    STI opportunities are provided to the executive officers (other than Mr. Rogers) under the Duke Energy Corporation Executive Short-Term Incentive Plan ("STI Plan") to promote the achievement of annual performance objectives. Each year the Compensation Committee establishes the incentive opportunity for each participating executive officer, which is based on a percentage of his or her base salary, along with the individual and corporate goals that must be achieved to earn that incentive opportunity. The earned STI opportunity is paid in cash. Although Mr. Rogers does not participate in the STI Plan, as described below, his 2009 annual performance shares contained the same corporate financial goals that apply to the other executive officers under the STI Plan.

            2009 Short-Term Incentives.    During 2009, depending on actual performance, participants were eligible to earn up to 190% of the amount of their STI target opportunity. The Compensation Committee approved the same STI target opportunities for the named executive officers for 2009 as applied in 2008, which were as follows:

Name	Target Incentive Opportunity (as a % of base salary)
James E. Rogers	Did not participate
Lynn J. Good	80%
David L. Hauser	80%
James L. Turner	80%
Marc E. Manly	80%
B. Keith Trent	80%

            This opportunity was based on several corporate objectives, including Duke Energy's achievement of an adjusted diluted EPS goal, an O&M expense control goal and a reliability goal, which had an aggregate weighting of 80%. The remaining 20% of each executive officer's 2009 opportunity under the STI Plan was based on operational or individual objectives. In order to provide the Compensation Committee with additional flexibility, if an adjusted diluted EPS performance level of at least $1.13 was not achieved, the Compensation Committee reserved discretion to reduce payouts attributable to the O&M expense control goal and the reliability goal.

            The goals (listed in the chart below, along with actual performance results) were selected to promote management actions beneficial to Duke Energy's various stakeholders, including shareholders and customers. The corporate goals, in the aggregate, could result in a payout with respect to the target opportunity equal to 50% in the event of threshold performance, 100% in the event of target performance and 200% in the event of maximum performance.

Goal	Weight	Threshold (50%)		Target (100%)		Maximum (200%)		Result		Payout
Adjusted Diluted EPS	50%	$1.16	*	$1.20		$1.28		$1.22		125%
O&M Expense Control	20%	$3,460	M	$3,420	M	$3,380	M	$3,342	M	200%
Reliability	10%
Regulated Generation Commercial Availability		87.27%		88.66%		89.69%		89.62%		193.20%
Nuclear Generation Capacity Factor		90.5%		92.5%		94.5%		94.34%		192%
System Average Interruption Frequency Index (SAIFI)		1.32		1.20		1.08		1.04		200%
System Average Interruption Duration Index (SAIDI)		162		148		133		130		200%
Midwest Commercial Availability		82.42%		84.66%		86.48%		83.13%		65.85%
International Equivalent Availability		91.5%		93.5%		95.5%		93.27%		94.25%

*
A payout of 25% of the target opportunity, for this portion of the STI Plan, is available in the event of an adjusted diluted EPS level of $1.13.

            The individual goals, in the aggregate, could result in a payout with respect to the target opportunity equal to 50% in the event of threshold performance, 100% in the event of target performance and 150% in the event of maximum performance. As described below, the individual goals of the named executive officers for 2009 consisted of a combination of strategic and operational objectives. Those goals listed below that do not contain objective metrics are measured based on a subjective determination. Because of the change in responsibilities of several of the named executive officers during 2009, different goals and weights applied to different periods of the year, as noted in detail below. As a result of the aggregate corporate and individual performance, Ms. Good and Messrs. Hauser, Turner, Manly and Trent earned bonuses under the 2009 STI Plan equal to $628,685; $349,710; $744,970; $691,620; and $573,555, respectively. Mr. Hauser's bonus was prorated for 2009 to reflect his retirement on June 30, 2009.

Ms. Good's 2009 individual goals, which resulted in an aggregate score of 135%, were as follows:

Goal	Weighting	Description
Transaction Opportunities	5% applied 1/1/09 to 12/31/09	Identify transaction opportunities that advance Duke Energy's strategic objectives and create shareholder value.
Growth Capital Projects	5% applied 1/1/09 to 6/30/09
Threshold achievement required the successful execution of approved growth capital projects, including hitting key milestones. Target achievement required delivering threshold achievement on-time with delivery of projected economic value. Maximum achievement required delivering threshold achievement ahead of schedule with delivery of enhanced economic value.
Development Opportunities	5% applied 1/1/09 to 6/30/09
Identify additional development opportunities for Duke Energy's commercial businesses, including consideration of expanding renewable investment, international investment, asset acquisitions, and other growth platforms.
Succession Planning	5% applied 1/1/09 to 6/30/09
Develop and execute succession planning and leadership development priorities within the commercial businesses, with a specific focus on the international operations, in order to promote a culture of performance, transparency and business ethics.
Financing Capability/Capital Deployment	10% applied 7/1/09 to 12/31/09
Respond to the changes in capital markets by improving the capital formation process, including identifying and building relationships with new sources of funding, and effectively monitor the deployment of capital across the enterprise.
Financial Objectives	5% applied 7/1/09 to 12/31/09	Deliver quality and timely financial statements and advance Duke Energy's technology development and application.

Mr. Hauser's 2009 individual goals, which resulted in an aggregate score of 137.25%, were as follows:

Goal	Weighting	Description
Support the Growth, Acquisition, Merger and Earnings Objectives	5% applied 1/1/09 to termination on 6/30/09	Enhance the financial condition of Duke Energy; deliver quality and timely financial statements and participate in strategy planning and execution.
Financing Capability/Capital Deployment	15% applied 1/1/09 to termination on 6/30/09	Respond to the changes in capital markets by improving the capital formation process, including identifying and building relationships with new sources of funding, and effectively monitor the deployment of capital across the enterprise.

Mr. Turner's 2009 individual goals, which resulted in an aggregate score of 125%, were as follows:

Goal	Weighting	Description
O&M Expense	10% through 6/30/09 and 4% thereafter	Lead efforts to redesign enterprise wide processes and practices to achieve sustainable reduction in O&M costs.
Effective Use of Capital	5% through 6/30/09 and 4% thereafter	Develop and implement a process for effective monitoring and management of capital spending across the FE&G business unit.
Communication with Customers and Employees	5% through 6/30/09 and 4% thereafter	Lead efforts to effectively serve customers through strong operational performance and engage employees through open communications, leadership visibility and employee development.
Regulatory	4% applied 7/1/09 to 12/31/09	Advance federal and state policy and legislative initiatives to protect customers' and Duke Energy's interests.
Strategy	4% applied 7/1/09 to 12/31/09	Develop and implement strategies to address changing market, including wholesale, economic development, energy efficiency, SmartGrid, renewable and other products and services.

Mr. Manly's 2009 individual goals, which resulted in an aggregate score of 129.13%, were as follows:

Goal	Weighting	Description
Legal Client Support	7% through 6/30/09 and 5% thereafter	Increase efficiencies in the legal support functions and develop related performance metrics.
Corporate Secretary and Audit	6% through 6/30/09 and 5% thereafter	Organize and conduct successful meetings of the Board of Directors; develop and execute the 2009 Internal Audit Plan and promote an organizational culture that encourages ethical conduct and legal compliance.
Human Resources Restructuring	7% applied 1/1/09 to 6/30/09	Continue the implementation of the HR restructuring plan and increase performance through which HR operational services are delivered.
Information Technology (IT)	5% applied 7/1/09 to 12/31/09	Manage IT operations in a cost effective manner and optimize the function through increased efficiencies and the retirement of obsolete technologies; advance the scalable platform to support standardization and build capacity for growth; advance Duke Energy's capabilities to enhance revenues and increase Duke Energy's capacity for innovation through the implementation of new systems and services.
Enterprise Operation Services	5% applied 7/1/09 to 12/31/09	Manage the design and construction of the new headquarters building and develop the related office move criteria, to minimize costs and employee disruption.

Mr. Trent's 2009 individual goals, which resulted in an aggregate score of 125.63%, were as follows:

Goal	Weighting	Description
Improve Regulatory Process	3% applied 1/1/09 to 6/30/09	Reduce regulatory lag and improve regulatory cost recovery.
Regulatory	7% applied 1/1/09 to 6/30/09	Achieve favorable results with respect to state regulatory initiatives.
Federal Regulatory	3% applied 1/1/09 to 6/30/09	Advance federal economic stimulus and carbon legislation to protect customers and enable de-carbonization of fleet.
Communication Strategies	3% applied 1/1/09 to 6/30/09	Execute communications strategies and develop a comprehensive educational advocacy plan.
Strategy Development	3% applied 1/1/09 to 6/30/09	Develop a defined, actionable carbon and product strategy that includes renewable/distributed generation, SmartGrid, energy management products and services, and plug-in electric hybrid vehicles.
Transition	1% applied 1/1/09 to 6/30/09 period	Successfully transition new teams and support of enhancing cost effectiveness.
Capital Projects	4% applied 7/1/09 to 12/31/09	Execute approved growth capital projects.
Development Opportunities	4% applied 7/1/09 to 12/31/09	Identify additional development opportunities for Duke Energy's commercial businesses, including consideration of expanding renewable investment, international investment, asset acquisitions, and other growth platforms.
Strategy	4% applied 7/1/09 to 12/31/09	Identify strategies for the commercial businesses that align with earnings and capital objectives, including exploration of joint venture opportunities and collaboration with the CFO to identify alternative sources of capital.
Succession Planning	4% applied 7/1/09 to 12/31/09	Develop and execute succession planning and leadership development priorities within the commercial businesses, with a specific focus on the international operations, to promote a culture of performance, transparency and business ethics.
Ohio Retail Market	4% applied 7/1/09 to 12/31/09	Develop and execute commercial strategy to successfully compete in Ohio's retail market.

            In order to encourage a continued focus on safety, the Compensation Committee included the following safety measures in the 2009 STI Plan:

  •
  Safety Penalty.  The STI award of each of Duke Energy's leadership employees (i.e., participants in the long-term incentive program), including each of the participating named executive officers, was subject to a safety penalty that could result in a reduction of up to 5% depending on Duke Energy's 2009 enterprise-wide total incident case rate ("TICR"). TICR is a relatively standard industry safety measurement that is used to measure and compare safety-related performance. TICR is calculated based on the number of Occupational Safety and Health Administration recordable injuries per 100 workers per year. In 2009, TICR levels of 1.20 and 1.15, constituted threshold and target performance, respectively. The safety penalty applied such that (1) TICR results worse than threshold performance would correspond to a 5% reduction in the amounts otherwise payable to each of the named executive officers under the STI Plan, (2) TICR results equal to or better than target performance would correspond to no such reduction, and (3) the reductions corresponding to TICR performance between threshold and target would be determined using interpolation. Duke Energy's TICR result of 1.00 was better than target such that the safety penalty was not triggered and did not decrease the 2009 STI Plan awards.

  •
  Safety Adder.  The STI Plan payments of all eligible employees, including the participating named executive officers, were subject to a safety adder that could result in an increase of 5% if there were no work-related fatalities of any Duke Energy employee, contractor or subcontractor during 2009. Because Duke Energy experienced three contractor fatalities in 2009, the 5% safety adder did not apply to increase the STI Plan payments of eligible employees, including the named executive officers.

            2010 Short-Term Incentives.    During 2010, each executive officer, except Mr. Rogers, participates in the STI Plan, which provides STI opportunities similar to those provided in 2009, except for the following significant differences:

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  Reduced Maximum Payouts.  The maximum payout attributable to the O&M expense control goal and the reliability goal was reduced from 200% to 150%.

  •
  EPS Circuit Breaker.  An EPS circuit breaker was approved, which provides that if adjusted diluted EPS is less than a predetermined level in 2010, the named executive officers will not receive any payment under the STI Plan for 2010.

            Long-Term Incentive Compensation.    Opportunities under the LTI program are provided to the named executive officers (other than Mr. Rogers, who receives separate LTI awards, based in part on the same performance measures that apply to the other named executive officers) to align executive and shareholder interests in an effort to maximize shareholder value. In this regard, each year the Compensation Committee reconsiders the design and amount of the LTI awards and generally grants equity awards at the Compensation Committee's first regularly-scheduled meeting each year. Duke Energy's executive officers do not have a role in selecting the date on which LTI awards are granted, and because the closing price of Duke Energy's common stock is a key factor in determining the number of shares in each employee's LTI award, at times when market volatility is high, the Compensation Committee considers price trends and volatility when determining the size of LTI plan awards.

            2007-2009 Performance Shares under the 2007 Long-Term Incentive Program.    The 2007 performance share cycle commenced on January 1, 2007, and ended on December 31, 2009. The performance shares generally vest only to the extent two equally weighted performance measures are satisfied. The first measure is based on Duke Energy's relative TSR for the three-year period from January 1, 2007 to December 31, 2009 as compared to the companies in the Philadelphia Utility Index, as follows:

Relative TSR Performance Percentile	Percent Payout of Target 2007-2009 Performance Shares	Result	Payout of Target
70th Percentile or Higher	150%	55.6th Percentile	114%
50th Percentile (Target)	100%
30th Percentile	50%
Below 30th Percentile	0%

            The second measure is based on Duke Energy's CAGR with respect to adjusted diluted EPS, as measured against a baseline of $1.07, as follows:

Achieved CAGR	Percent Payout of Target 2007-2009 Performance Shares	Result	Payout of Target
6% or Higher	150%	4.47%	73.5%
5% (Target)	100%
4%	50%
Lower than 4%	0%

            In the aggregate, this performance corresponds to a payout of 93.75% of the target number of 2007-2009 performance shares, plus dividend equivalents earned during the 2007-2009 performance period. The following table lists the number of 2007-2009 performance shares to which Ms. Good and Messrs. Hauser, Turner, Manly and Trent became vested at the end of the performance cycle:

Name	2007-2009 Performance Shares
Lynn J. Good	9,668
David L. Hauser	34,725
James L. Turner	28,381
Marc E. Manly	26,750
B. Keith Trent	19,118

            2009 Long-Term Incentive Program.    The Compensation Committee approved the same LTI opportunities for the named executive officers for 2009 as applied in 2008. Such opportunities, expressed as a percentage of base salary, were 200%, 250%, 200%, 200% and 200%, respectively for Ms. Good and Messrs. Hauser, Turner, Manly and Trent. Under the 2009 LTI program, 30% of each named executive officer's LTI opportunity was provided in the form of phantom shares and the remaining 70% was provided in the form of performance shares, as follows:

		2009-2011 Performance Shares (at Target Level)
Name	Grant Date	Based on Total Shareholder Return	Based on CAGR EPS	Phantom Shares
Lynn J. Good	2/19/2009	24,140	24,140	20,690
David L. Hauser	2/19/2009	36,205	36,205	31,030
James L. Turner	2/19/2009	31,380	31,380	26,900
Marc E. Manly	2/19/2009	28,965	28,965	24,830
B. Keith Trent	2/19/2009	24,140	24,140	20,690

            In order to enhance our retention incentives, the 2009 phantom shares generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date or his or her employment terminates by reason of retirement. In order to emphasize pay for performance, the 2009 performance shares generally vest only to the extent two equally weighted performance measures are satisfied. The first measure is based on Duke Energy's relative TSR for the three-year performance period from January 1, 2009 to December 31, 2011, as compared to the companies in the Philadelphia Utility Index, as follows:

Relative TSR Performance Percentile	Percent Payout of Target Performance Shares
75th Percentile or Higher	150%
50th Percentile (Target)	100%
25th Percentile	50%
Below 25th Percentile	0%

            The second measure is based on Duke Energy's CAGR with respect to adjusted diluted EPS over the three-year performance period from January 1, 2009 to December 31, 2011, as measured against a baseline of $1.20, as follows:

Achieved CAGR	Percent Payout of Target Performance Shares
7% or Higher	150%
5% (Target)	100%
4%	50%
Below 4%	0%

            2010 Long-Term Incentives.    During 2010, each executive officer, except Mr. Rogers, participates in the LTI Plan, which provides LTI opportunities similar to those provided in 2009 (i.e., 30% of each named executive officer's LTI opportunity was provided in the form of phantom shares and the remaining 70% was provided in the form of performance shares), except for the following significant differences:

  •
  Return on Equity Measure.  Unlike in 2009, the 2010 LTI program does not contain a measure based on Duke Energy's CAGR with respect to adjusted diluted EPS. Instead, one-half of the performance shares are subject to a measure that is based on Duke Energy's return on equity over the 2010-2012 period, and the remaining one-half of the performance shares continue to be subject to a measure that is based on Duke Energy's TSR as compared to the companies in the Philadelphia Utility Index over the 2010-2012 period.

  •
  Restrictions on Eligibility.  Although all of the named executive officers except Mr. Rogers will continue to be eligible for phantom and performance shares under the LTI program, in order to align the LTI program with market data, the group of employees who are eligible for future stock awards under the LTI program was reduced by approximately one-third.

            Retirement and Welfare Benefits and Perquisites.    Our named executive officers participate in the retirement and welfare plans generally available to other eligible employees. However, in order to attract and retain key executive talent, we believe that it is important to provide the executive officers, including our named executive officers, with certain limited retirement benefits that are in addition to those generally provided to our other employees. These benefits are comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys. Duke Energy provides employee benefits to the named executive officers under several different plans. Mr. Rogers does not participate in any of these employee benefit plans on a going-forward basis except: (i) with respect to the receipt of health and welfare benefits; and (ii) he can elect to defer his stock awards under the terms of the Duke Energy Corporation Executive Savings Plan, as described below. Mr. Rogers, however, maintains balances under certain of these plans reflecting previously accrued benefits.

            The Duke Energy Retirement Savings Plan, a "401(k) plan," is generally available to all Duke Energy employees, including each named executive officer. The plan is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. The employer matching contribution, for participants covered by the cash balance plan formula under the defined benefit pension plan (described below), is equal to 100% of the named executive officer's before-tax and Roth 401(k) contributions (excluding "catch-up" contributions) with respect to 6% of eligible pay. For employees covered by the final average pay formula under the defined benefit pension plan (described below), the matching contribution is equal to 100% of the named executive officer's before-tax and Roth 401(k) contributions (excluding "catch-up" contributions) with respect to 3% of eligible pay, plus 50% of such contributions on the next 2% of eligible pay, plus an incentive matching contribution of up to 1% of eligible pay. For this purpose, "eligible pay" includes short-term incentive compensation only for those participants who are covered by the cash balance plan formula under the defined benefit pension plan. Earnings on amounts credited to the Duke Energy Retirement Savings Plan are determined by reference to investment funds (including a Duke Energy Common Stock Fund) selected by each participant.

            The Duke Energy Corporation Executive Savings Plan is offered to a select group of management, including each named executive officer. The plan enables these employees to defer compensation, and receive employer matching contributions (in accordance with the formulas described above), in excess of the limits of the Internal Revenue Code that apply to qualified retirement plans such as the Duke Energy Retirement Savings Plan. Earnings on amounts credited to the Duke Energy Corporation Executive Savings Plan are determined by reference to investment funds that are similar to those offered under the Duke Energy Retirement Savings Plan.

            The Duke Energy Retirement Cash Balance Plan is generally available to all individuals who were employed by Duke Energy prior to its merger with Cinergy, and certain new hires, including Messrs. Hauser and Trent. This plan provides a defined benefit for retirement, the amount of which is based on a participant's cash balance account balance, which increases with monthly pay and interest credits.

            The Cinergy Corp. Non-Union Employees' Pension Plan is generally available to all individuals who were employed by Cinergy prior to its merger with Duke Energy, including Ms. Good and Messrs. Turner and Manly. This plan provides a defined benefit for retirement, the amount of which is based either on the participant's cash balance account balance, which increases with monthly pay and interest credits, or on a traditional final average pay formula. Ms. Good and Mr. Turner participate in the plan's cash balance feature, which mirrors the benefit provided under the Duke Energy Retirement Cash Balance Plan, and Mr. Manly earns benefits under the plan's traditional final average pay formula.

            The Duke Energy Corporation Executive Cash Balance Plan is offered to a select group of management. The plan provides participants with the retirement benefits to which they would be entitled under the Duke Energy Retirement Cash Balance Plan but for certain limits contained in the Code. Messrs. Hauser and Trent are the only named executive officers who earned additional benefits (other than interest) under this plan in 2009. Additionally, supplemental credits have been made to this plan on behalf of certain executives when determined to be reasonable and appropriate. For example, supplemental credits were made to this plan on behalf of Ms. Good and Messrs. Turner and Manly to reflect the conversion of amounts they previously accrued under the legacy Cinergy nonqualified cash balance and final average pay retirement plans. If Ms. Good or Messrs. Turner or Manly continue in employment with Duke Energy past age 62, he or she would be eligible to commence earning additional benefits, in excess of those permitted under the limits of the Internal Revenue Code, with respect to employment and compensation that occurs after age 62.

            With the exception of certain grandfathered life insurance benefits provided to Mr. Hauser, Duke Energy provides the named executive officers with the same health and welfare benefits as it provides to all other similarly-situated employees, and at the same cost charged to all other eligible employees. The named executive officers are also entitled to the same post-retirement health and welfare benefits as those provided to similarly-situated retirees.

            Additionally, in 2009, Duke Energy provided the named executive officers with certain other perquisites, which are disclosed in footnote 6 to the Summary Compensation Table. Duke Energy provides these perquisites, as well as other benefits to certain executives, in order to provide competitive compensation packages. The cost of perquisites and other personal benefits are not part of base salary and, therefore, do not affect the calculation of awards and benefits under Duke Energy's other compensation arrangements (e.g., retirement and incentive compensation plans). Unless otherwise noted, each named executive officer receives the perquisites and other benefits described in the following table.

Perquisite	Description
Executive Physical
Except as described below, each named executive officer is entitled to the annual reimbursement of up to $2,500 for the cost of a comprehensive physical examination. Pursuant to his employment agreement, in lieu of receiving a payment of up to $2,500, Mr. Rogers can be reimbursed for the cost of a comprehensive physical examination at the Mayo Clinic. Ms. Good and Messrs. Turner and Manly were not eligible to receive this benefit until 2010, at which time the lump sum transition perquisite payment described below was no longer payable.
Airline Membership	Each named executive officer (other than Mr. Rogers) is entitled to Chairman's Preferred Status at U.S. Airways.

Personal Travel on Corporate Aircraft	Mr. Rogers may use corporate aircraft for personal travel in North America, and with advance approval from the Chief Executive Officer, the other named executive officers may use the corporate aircraft for personal travel in North America. If Mr. Rogers or any other executive officer uses the aircraft for personal travel, he or she must reimburse Duke Energy the direct operating costs for such travel. Effective for travel after February 19, 2009, Mr. Rogers will no longer be required to reimburse Duke Energy for the cost of travel to the executive physical described above or to meetings of the board of directors of other companies on whose board he serves. In addition, Mr. Rogers, but no other executive officer, is entitled to reimbursement, including payment of a tax gross-up, for expenses associated with his spouse accompanying him on business travel. Since joining Duke Energy in 2006, Mr. Rogers has never received such a payment. For additional information on the use of the corporate aircraft, see footnote 6 to the Summary Compensation Table.
Financial Planning and Tax Preparation Services
Each year, Duke Energy reimburses each named executive officer (other than Mr. Rogers) for up to $5,000 of expenses incurred for tax and financial planning services. This program is administered on a three-year cycle, such that participating executives can be reimbursed for up to $15,000 of eligible expenses at any time during the three-year cycle. Ms. Good and Messrs. Turner and Manly were not eligible to receive this benefit until 2010, at which time the lump sum transition perquisite payment described below was no longer payable.
Lump Sum Transition Perquisite Payment
In connection with the merger of Duke Energy and Cinergy, certain perquisites previously provided by Cinergy were eliminated and each legacy Cinergy executive who was adversely affected by this change, including Ms. Good and Messrs. Turner and Manly, were provided an annual transition lump sum perquisite payment during the three-year period from 2007-2009 contingent upon continued employment during this time.
Matching Charitable Contributions
The Duke Energy Foundation, independent of Duke Energy, maintains The Duke Energy Foundation Matching Gifts Program under which all employees are eligible for matching contributions of up to $5,000 per calendar year to qualifying institutions.

            Severance.    Duke Energy has entered into change in control agreements with Ms. Good and Messrs. Hauser, Turner, Manly and Trent. Under these agreements, each such named executive officer would be entitled to certain payments and benefits if a change in control were to occur and Duke Energy terminated the executive's employment without "cause" or the executive terminated his employment for "good reason" within a specified period following a change in control. The severance protection provided by Duke Energy is generally 200% of the executive's annual compensation and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation Committee approved the 200% severance multiplier after consulting with its advisors and reviewing the severance protection provided by peer companies. The Compensation Committee believes that the protection provided through these severance arrangements is appropriate in order to diminish the uncertainty and risk to the executives' roles in the context of a potential change in control. The benefit levels under the change in control agreements are described in more detail under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

            In connection with Mr. Hauser's retirement in 2009, he entered into a Retirement Agreement with Duke Energy effective June 22, 2009. In exchange for Mr. Hauser's agreement to provide limited transition services for a period of six months and to comply with certain restrictive covenants (i.e., non-solicitation of employees, non-compete, non-disparagement and non-disclosure), and his execution of a standard release, his three performance share awards, which relate to the 2007-2009, 2008-2010 and 2009-2011 performance periods, were modified such that his payments will be calculated by reference to actual performance, but without prorating to reflect his retirement prior to the end of each performance period.

            In order to ensure that Duke Energy provides only reasonable severance benefits, the Compensation Committee has established a policy pursuant to which it generally will seek shareholder approval for any future agreement with certain individuals (e.g., a named executive officer) that provides severance benefits in excess of 2.99 times the sum of the executive's base salary and annual bonus, plus the value of continued participation in welfare, retirement and equity compensation plans determined as if the executive remained employed for 2.99 additional years. Under the policy, Duke Energy also will seek shareholder approval of any such agreement that provides for the payment of any tax gross-ups by reason of the executive's termination of employment, including reimbursement of golden parachute excise taxes.

Compensation of the Chief Executive Officer

            As stated above, the Compensation Committee is responsible for establishing the compensation of the Chief Executive Officer. The Compensation Committee's objective in this regard is to motivate and retain a Chief Executive Officer who is committed to delivering sustained superior performance for all of Duke Energy's stakeholders. The Corporate Governance Committee, however, establishes the Chief Executive Officer's individual goals and, based upon input from all of the members of the Board of Directors, determines his performance with respect to those goals.

            Effective February 19, 2009, Duke Energy entered into a new employment agreement with Mr. Rogers, as described in more detail in a Form 8-K filed on February 25, 2009. Under this agreement, Mr. Rogers does not receive a base salary and he is generally not eligible to participate in Duke Energy's incentive compensation and benefit plans, including its cash bonus programs, but he is permitted to participate in Duke Energy's medical and dental plans if he pays the required premiums. Mr. Rogers also is entitled to certain fringe benefits, and he remains entitled to benefits under legacy plans and agreements of Cinergy. Provided he remains the Chief Executive Officer, Mr. Rogers will be compensated, for 2009 and future years through 2013, primarily through annual grants of stock options, phantom shares and performance shares, as follows:

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  An option with a value of $1,200,000 for 2009 and $1,600,000 for each of the four subsequent years, in each case vesting ratably in three equal annual installments. Mr. Rogers generally may not dispose of any shares acquired upon exercise of any such options until January 1, 2014.

  •
  A phantom stock award with a value of $1,500,000 for 2009 and $2,000,000 for each of the four subsequent years, in each case vesting ratably in four equal quarterly installments following grant. Dividend equivalents are payable currently in cash.

  •
  Two performance share awards for each calendar year covered by the agreement, (i) one based on annual performance metrics consistent with those established for the other named executive officers under the STI Plan with a target value of $1,500,000 ($2,850,000 at maximum performance) for 2009 and a target value of $2,000,000 ($3,800,000 at maximum performance) for each of the four subsequent years, which maximum can be increased by safety goals applicable to other executive officers, and (ii) one based on performance over a three-year performance period based on performance metrics established for the other named executive officers under each year's LTI program, with a target value of $1,800,000 ($2,700,000 at maximum performance) for 2009 and a target value of $2,400,000 ($3,600,000 at maximum performance) for each of the four subsequent years. Dividend equivalents are accumulated and paid only if the underlying performance shares become payable.

            The equity awards for 2009 have a value of 75% of those for 2010-2013 in recognition of the fact that the equity awards made under his prior agreement were intended to compensate Mr. Rogers through April 3, 2009. The Compensation Committee believes that the equity awards called for under the agreement strike a balance between awards designed principally to reward continued employment (the phantom stock awards) and awards designed principally to reward both continued employment and stock price and operational performance (the stock options and performance share awards). Moreover, by linking the performance metrics under the performance shares to those applicable to Duke Energy's other executive officers, the Compensation Committee is ensuring that all of the executive officers are focused on achieving the same goals, all of which are designed to increase shareholder value.

            The agreement contains non-competition and non-solicitation obligations on Mr. Rogers. The non-competition obligations survive for one year following his termination of employment for any reason, and the non-solicitation obligations survive for two years following his termination of employment for any reason.

            For 2009, the performance criteria applicable to the annual portion of Mr. Rogers' performance shares were weighted 50%, 20%, and 10% on the same adjusted diluted EPS goal, O&M expense control goal and reliability goal, respectively, as were applicable for the other named executive officers under the 2009 STI Plan. The vesting of the remaining 20% was based on the following individual goals:

            Financing Capability/Capital Deployment (weighting—10%).    Respond to the changes in capital markets by improving the capital formation process, including identifying and building relationships with new sources of funding, and effectively monitoring the deployment of capital across the enterprise.

            Talent Management (weighting—5%).    Develop an integrated talent management strategy and complete annual talent management activities, including accelerating the identification and development of high potential individuals at levels below direct reports, completing talent and succession planning sessions and reporting to the Board of Directors, and completing one-on-one talent review sessions with each direct report.

            Public Policy and Regulatory (weighting—5%).    Achieve public policy, regulatory and legislative outcomes that balance the needs of customers and shareholders, including developing a comprehensive carbon strategy that incorporates renewable, SmartGrid and other energy management services and products; advance federal economic stimulus and carbon legislation to protect customers and enable de-carbonization of fleet.

            The annual portion of Mr. Rogers' 2009 performance share opportunity was subject to the same 5% TICR-based safety penalty and 5% safety adder (in the event of no work-related employee or contractor fatality) that applied to the other executive officers under the 2009 STI Plan. The penalty was not triggered due to the fact that Duke Energy's actual TICR was better than the pre-established target TICR level. In addition, the Compensation Committee determined that the 5% safety adder should not apply to increase the payout of Mr. Rogers' performance shares because there were three contractor fatalities in 2009. Mr. Rogers achieved performance that corresponded to a payout equal to 133%, 143% and 141% of target performance for the financing and capital deployment, talent management and public policy and regulatory goals, respectively. Based on the actual level of achievement of the objectives related to Mr. Rogers' performance shares for 2009, Mr. Rogers earned approximately 145.76% of his 2009 target performance share opportunity, which covered 103,448 shares of Duke Energy, resulting in a payout of 150,786 shares.

            For 2009, the performance criteria applicable to the long-term portion of Mr. Rogers' performance shares were the same two equally-weighted predetermined measures based on TSR and CAGR as were applicable for the other named executive officers under the 2009 LTI program, as measured over the 2009-2011 performance period. If earned, such performance shares would be paid in early 2012.

Other Compensation Policies

            Stock Ownership Policy.    Duke Energy has adopted a stock ownership policy to reinforce the importance of stock ownership. This is intended to align the interests of the executive officers and shareholders, and to focus the executive officers on the long-term success of Duke Energy. In order to ensure that Duke Energy's stock ownership guidelines continue to be consistent with our peer group, general industry practices and governance best practices, the stock ownership guidelines were modified effective January 1, 2009, to apply to directors and the members of the ELT, including the named executive officers, as follows:

Position	Value of Shares
Board of Directors	5 times cash retainer value
President and CEO	7 times base pay, or if none, 10 times base pay of highest CEO direct report
Direct Reports to CEO	3 times base pay
Other ELT Members	1 times base pay

            Each employee covered by the amended stock ownership guidelines is required to hold 50% of all shares of Duke Energy common stock in which they become vested under the LTI program (after the payment of any applicable taxes) until the applicable ownership requirement is satisfied.

            Option Holding Policy.    Duke Energy has adopted a policy that prohibits each executive officer, including each named executive officer, from selling shares of Duke Energy common stock acquired through the exercise of stock options until such executive officer is in compliance with Duke Energy's stock ownership requirements. An executive officer may, however, sell common stock acquired through an option exercise for the limited purpose of paying the exercise price of the stock option and any applicable tax liability.

            Clawback Policy.    Duke Energy has memorialized its intent to recover any inappropriate payments by formally adopting a clawback policy. Under this policy, to the extent permitted by law and if the Board of Directors determines it to be reasonable and appropriate under the circumstances, Duke Energy will require the reimbursement of the portion of any performance-based bonus or incentive compensation payment paid to any executive officer, where such portion of the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement caused or partially caused by such executive officer's fraud or misconduct.

            Equity Award Granting Policy.    As Duke Energy recognizes the importance of adhering to specific practices and procedures in the granting of equity awards, the Compensation Committee has adopted a policy that applies to the granting of all equity awards for employees and directors. Under this policy, the Compensation Committee or Board of Directors may grant equity awards only as follows:

  •
  Annual grants, if any, to employees may be made at any regularly-scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly-scheduled meeting of the Board of Directors or Compensation Committee each calendar year.

  •
  Annual grants, if any, to outside directors, may be made by the Board of Directors at any regularly-scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly-scheduled meeting of the Board of Directors that is held in conjunction with the annual meeting of shareholders each year.

  •
  Grants also may be made at meetings of the Compensation Committee or the Board of Directors that are not regularly-scheduled but that occur during an "open window period," as defined in Duke Energy's insider trading policy.

            The Compensation Committee has delegated authority to each of the Chairman of the Board of Directors and the Chairman of the Compensation Committee to grant equity awards, subject to certain limitations, to employees who are not executive officers. Equity awards made by delegated authority must be made on the first or second business day of an "open window period," as defined in Duke Energy's insider trading policy.

Tax and Accounting Implications

            Deductibility of Executive Compensation.    The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Duke Energy generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder-approved plans is not subject to the deduction limit as long as such compensation is approved by "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

            Although the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interests of shareholders. For example, phantom share awards received by certain employees, and amounts paid to certain employees under the STI Plan with respect to individual objectives, may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

            Accounting for Stock Based Compensation.    Duke Energy accounts for stock based payments in accordance with the accounting guidance for stock-based compensation. Equity classified stock based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period, which generally begins on the date the award is granted and extends through the earlier of the date the award vests or the date the employee otherwise becomes entitled to the award (e.g., upon becoming retirement eligible).

            Non-GAAP Financial Measures.    As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including adjusted diluted EPS and O&M expense, in connection with short-term and long-term incentives. Adjusted diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy common stockholders, adjusted for the per share impact of special items and the mark-to-market impacts of economic hedges related to certain generation assets in the Commercial Power segment. Duke Energy's management also uses adjusted diluted EPS as an additional measure to evaluate operations of the Company. The O&M expense measure used for incentive plan purposes also is a non-GAAP financial measure as it too is adjusted for the impact of certain of these items. Special items represent certain charges and credits which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy's hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g., coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. The most directly comparable GAAP measures for adjusted diluted EPS and O&M expense measures used for incentive plan purposes are reported diluted EPS from continuing operations attributable to Duke Energy Corporation common stockholders and reported O&M expense from continuing operations, which include the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

EXECUTIVE COMPENSATION

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
James E. Rogers(7)	2009	0	0	4,911,142	1,200,000	0	425,309		391,212	6,927,663
Chairman, President &	2008	0	0	0	0	0	290,601		524,589	815,190
Chief Executive Officer	2007	0	0	0	0	0	269,902		496,271	766,173
Lynn J. Good	2009	540,627	0	1,043,241	0	628,685	820,232		107,012	3,139,797
Group Executive & Chief Financial Officer	2008	500,004	1,124,000	992,487	0	326,238	0		114,742	3,057,471
David L. Hauser(8)	2009	300,000	0	1,564,634	0	349,710	369,267		112,096	2,695,707
Group Executive &	2008	600,000	1,000,000	1,488,547	0	402,318	55,626		120,213	3,666,704
Chief Financial Officer	2007	577,500	23,969	1,444,300	0	853,831	225,020		102,012	3,226,632
James L. Turner	2009	650,004	0	1,356,195	0	744,970	1,484,478		116,621	4,352,268
Group Executive,	2008	650,004	900,000	1,290,122	0	430,933	0		146,211	3,417,270
President & Chief Operating Officer U.S. Franchised Electric & Gas	2007	589,956	0	1,180,383	0	870,185	4,562,606	(9)	99,741	7,302,871
Marc E. Manly	2009	600,000	0	1,251,825	0	691,620	929,366		99,690	3,572,501
Group Executive,	2008	600,000	860,000	1,190,910	0	405,342	0		84,374	3,140,626
Chief Legal Officer and Corporate Secretary	2007	556,008	0	1,112,535	0	730,539	4,972,007	(9)	81,078	7,452,167
B. Keith Trent Group Executive & President Commercial Businesses	2009	500,004	0	1,043,241	0	573,555	156,986		72,492	2,346,278

(1)
The amounts reflected in this column for 2008 represent retention bonuses paid to Messrs. Hauser, Turner and Manly and Ms. Good on April 4, 2008 in consideration for remaining employed with Duke Energy for two years following the merger of Duke Energy and Cinergy.

(2)
This column does not reflect the value of stock awards that were actually earned or received by the named executive officers during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance shares (based on the probable outcome of the performance conditions as of the date of grant) and phantom shares granted to our named executive officers in the applicable year. The aggregate grant date fair value listed above includes both phantom shares and performance shares; the aggregate grant date fair value of the performance shares granted in 2009 to Messrs. Rogers, Hauser, Turner, Manly and Trent, and Ms. Good, assuming that the highest level of performance will be achieved, is $5,550,006; $1,574,918; $1,365,030; $1,259,978; $1,050,090; and $1,050,090, respectively. The aggregate grant date fair value of the awards was determined in accordance with the accounting guidance for stock-based compensation. See Note 19 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards.

(3)
This column does not reflect the value of shares that were actually acquired upon the exercise of stock options by the named executive officers during each of the years listed above. As indicated in the Option Exercises and Stock Vested table on page 78, no named executive officer exercised any stock options during 2009. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the stock options granted to the named executive officers in the applicable year. The aggregate grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 19 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards.

(4)
With respect to the applicable performance period, this column reflects amounts payable under the Duke Energy Corporation Executive Short-Term Incentive Plan. Unless deferred, the 2009 amounts were paid in March 2010.

(5)
This column includes the amounts listed below. The amounts listed were earned over the 12-month period ending on December 31, 2009.

	James E. Rogers ($)	Lynn J. Good ($)	David L. Hauser ($)	James L. Turner ($)	Marc E. Manly ($)	B. Keith Trent ($)
Change in Actuarial Present Value of Accumulated Benefit Under the Duke Energy Retirement Cash Balance Plan	0	0	127,151	0	0	45,718
Change in Actuarial Present Value of Accumulated Benefit Under the Duke Energy Corporation Executive Cash Balance Plan	0	790,344	239,426	1,405,992	853,556	111,268
Change in Actuarial Present Value of Accumulated Benefit Under the Cinergy Corp. Non-Union Employees' Pension Plan	83,850	29,888	0	78,486	75,810	0
Above-Market Interest Earned on Account Balances in the Duke Energy Corporation Executive Savings Plan Supplemental Account	0	0	2,690	0	0	0
Above-Market Interest Earned on Amounts Deferred Under the Deferred Compensation Agreement	341,459	0	0	0	0	0
Total	425,309	820,232	369,267	1,484,478	929,366	156,986
(6)
The All Other Compensation column includes the following for 2009:

	James E. Rogers ($)	Lynn J. Good ($)	David L. Hauser ($)	James L. Turner ($)	Marc E. Manly ($)	B. Keith Trent ($)
Premiums for Life Insurance Coverage Provided Under Life Insurance Plans	0	0	3,204	0	0	0
Matching Contributions Under the Duke Energy Retirement Savings Plan	0	14,700	14,700	14,700	11,785	14,700
Make-Whole Matching Contribution Credits Under the Duke Energy Corporation Executive Savings Plan	0	37,312	0	50,156	17,076	35,316
Payout of Unused Vacation	0	0	87,692	0	0	0
Personal Use of Airplane*	363,573	0	0	0	15,829	12,476
Airline Membership	0	0	0	0	0	0
Charitable Contributions Made in the Name of the Executive**	5,000	5,000	5,000	1,765	5,000	5,000
Executive Physical Exam Program	846	0	0	0	0	0
Financial Planning Program	0	0	1,500	0	0	5,000
Lump Sum Transition Perquisite Payment	0	50,000	0	50,000	50,000	0
Security	7,685	0	0	0	0	0
Expenses Incurred in Connection with Preparation of Employment Agreement	14,108	0	0	0	0	0
Total	391,212	107,012	112,096	116,621	99,690	72,492

*Regarding use of corporate aircraft, officers are required to reimburse Duke Energy the direct operating costs of any personal travel. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges Duke Energy for such trip. With respect to flights on the Company-owned airplane, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers. Officers are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the officer is imputed income in accordance with IRS guidelines. The additional cost included in the table above is the amount of the IRS-specified tax deduction disallowance, if any, plus any additional carbon credits purchased with respect to the executive officer's personal travel.

**Certain charitable contributions made by the named executive officers are not eligible for reimbursement under the Matching Gifts Program and therefore are not listed above.

(7)
Mr. Rogers did not receive salary or bonus from Duke Energy during 2009. As previously described, he is covered under an employment agreement with Duke Energy that provides compensation primarily through stock-based awards.

(8)
Mr. Hauser retired effective June 30, 2009.

(9)
Amounts were credited to the unfunded accounts of Messrs. Turner and Manly under the Duke Energy Corporation Executive Cash Balance Plan pursuant to an amendment to each of their employment agreements that was negotiated in connection with the merger of Cinergy and Duke Energy. In particular, Duke Energy converted the accrued benefit that each of the executives had earned under the Cinergy Corp. Excess Pension Plan, Cinergy Corp. Supplemental Executive Retirement Plan and his prior employment agreement (collectively, the "Cinergy Nonqualified Defined Benefit Plan"), plus the additional benefits that Messrs. Turner and Manly would have earned if they continued employment until age 62, into a lump sum credit that was provided in cancellation of his previous rights to a benefit under the Cinergy Nonqualified Defined Benefit Plan and in exchange for each executive's right to future nonqualified defined benefit plan accruals. These benefits are 100% vested. Messrs. Turner and Manly will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the Duke Energy Corporation Executive Cash Balance Plan) unless and until they continue employment with Duke Energy past age 62. Ms. Good earned a similar benefit at the time of the merger of Cinergy and Duke Energy, which is identified in the Pension Benefits Table below.

GRANTS OF PLAN-BASED AWARDS

									All Other Option Awards: Number of Securities Underlying Options (#)(4)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)			Grant Date Fair Value of Stock and Option Awards ($)(6)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
										Exercise or Base Price of Option Awards ($/Sh)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James E. Rogers	2/19/2009				36,853	103,448	206,379				1,499,996
James E. Rogers	2/19/2009				31,035	62,069	93,104				1,011,104
James E. Rogers	2/19/2009				31,035	62,069	93,104				900,046
James E. Rogers	2/19/2009							103,448			1,499,996
James E. Rogers	2/19/2009								603,015	14.50	1,200,000
Lynn J. Good		154,079	432,502	862,841
Lynn J. Good	2/19/2009				12,070	24,140	36,210				393,241
Lynn J. Good	2/19/2009				12,070	24,140	36,210				349,995
Lynn J. Good	2/19/2009							20,690			300,005
David L. Hauser		171,000	480,000	957,600
David L. Hauser	2/19/2009				18,103	36,205	54,308				589,779
David L. Hauser	2/19/2009				18,103	36,205	54,308				524,920
David L. Hauser	2/19/2009							31,030			449,935
James L. Turner		185,251	520,003	1,037,406
James L. Turner	2/19/2009				15,690	31,380	47,070				511,180
James L. Turner	2/19/2009				15,690	31,380	47,070				454,964
James L. Turner	2/19/2009							26,900			390,050
Marc E. Manly		171,000	480,000	957,600
Marc E. Manly	2/19/2009				14,483	28,965	43,448				471,840
Marc E. Manly	2/19/2009				14,483	28,965	43,448				419,951
Marc E. Manly	2/19/2009							24,830			360,035
B. Keith Trent		142,501	400,003	798,006
B. Keith Trent	2/19/2009				12,070	24,140	36,210				393,241
B. Keith Trent	2/19/2009				12,070	24,140	36,210				349,995
B. Keith Trent	2/19/2009							20,690			300,005

(1)
Reflects the short-term incentive opportunity granted to our named executive officers in 2009 under the Duke Energy Corporation Executive Short-Term Incentive Plan. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts under the plan established by the Compensation Committee. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table.

(2)
Reflects the performance shares granted to our named executive officers in 2009. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts under the plan established by the Compensation Committee. Earned performance shares will be paid or, if elected, deferred, following the end of the 2009-2011 performance period, (or, with respect to Mr. Rogers, following the 2009-2011 and 2009 performance periods) based on the extent to which the performance goals have been achieved. Any shares not earned are forfeited. In addition, following a determination that the performance goals have been achieved, participants will receive a cash payment

  (which will be deferred if so elected by the participant) equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned.

(3)
Reflects the phantom shares granted to our named executive officers in 2009. The phantom shares generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date or his or her employment terminates by reason of retirement. The phantom shares granted to Mr. Rogers vest ratably in four equal quarterly installments following grant. If dividends are paid during the vesting period, then the participants will receive a current cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of unvested phantom shares.

(4)
Reflects the number of shares that may be issued to Mr. Rogers on exercise of stock options granted in 2009. These options vest in three equal installments on January 1, 2010, January 1, 2011 and January 1, 2012, so long as Mr. Rogers remains employed with Duke Energy or his employment terminates by reason of retirement.

(5)
Reflects the exercise price for the stock option granted to Mr. Rogers in 2009, which equals the fair market value of the underlying shares on the date of grant.

(6)
Reflects the grant date fair value of each phantom share, performance share (based on the probable outcome of the performance conditions as of the date of grant) and stock option award granted to our named executive officers in 2009, as computed in accordance with the accounting guidance for stock-based compensation.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

            Effective on January 2, 2007, Duke Energy spun off its gas businesses to form Spectra Energy. Effective with the spin-off, equitable adjustments were made with respect to stock options and outstanding equity awards relating to Duke Energy common stock. All such awards were adjusted into two separate awards, one relating to Duke Energy common stock and one relating to Spectra Energy common stock. The following two tables show each named executive officer's Duke Energy and Spectra Energy equity awards that were outstanding as of December 31, 2009.

DUKE ENERGY CORPORATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James E. Rogers	214,188		15.26	1/1/2015
James E. Rogers	213,720		15.50	1/1/2016
James E. Rogers	1,877,646		16.60	4/4/2016
James E. Rogers		603,015	14.50	2/19/2019
James E. Rogers					0	0
James E. Rogers							31,035	534,104
James E. Rogers							93,104	1,602,311
Lynn J. Good	4,555		12.50	7/22/2013
Lynn J. Good	14,664		14.15	1/1/2014
Lynn J. Good	15,132		15.26	1/1/2015
Lynn J. Good	3,588		15.33	12/14/2015
Lynn J. Good	24,336		15.50	1/1/2016
Lynn J. Good					37,446	644,446
Lynn J. Good							9,505	163,581
Lynn J. Good							28,515	490,743
Lynn J. Good							12,070	207,725
Lynn J. Good							36,210	623,174
David L. Hauser	31,200		24.39	12/20/2010
David L. Hauser	32,500		21.47	12/19/2011
David L. Hauser	4,700		21.84	1/17/2012
David L. Hauser	24,200		7.85	2/25/2013
David L. Hauser					73,938	1,272,473
David L. Hauser							14,258	245,372
David L. Hauser							42,773	736,115
David L. Hauser							18,103	311,544
David L. Hauser							54,308	934,632
James L. Turner	24,180		12.82	1/1/2011
James L. Turner	29,952		12.28	1/1/2012
James L. Turner	29,952		12.37	1/1/2013
James L. Turner	30,888		14.15	1/1/2014
James L. Turner	30,888		15.26	1/1/2015
James L. Turner	35,100		15.50	1/1/2016
James L. Turner					57,982	997,870
James L. Turner							12,358	212,673
James L. Turner							37,073	638,018
James L. Turner							15,690	270,025
James L. Turner							47,070	810,075
Marc E. Manly	4,936		11.54	12/4/2012
Marc E. Manly	33,540		15.50	1/1/2016
Marc E. Manly					53,858	926,896
Marc E. Manly							11,408	196,323
Marc E. Manly							34,223	588,969
Marc E. Manly							14,483	249,244
Marc E. Manly							43,448	747,731
B. Keith Trent	12,700		17.72	7/1/2012
B. Keith Trent					45,417	781,627
B. Keith Trent							9,505	163,581
B. Keith Trent							28,515	490,743
B. Keith Trent							12,070	207,725
B. Keith Trent							36,210	623,174

(1)
On February 19, 2009, Mr. Rogers received stock options covering 603,015 shares that vest and become exercisable in three equal installments on January 1, 2010, January 1, 2011, and January 1, 2012.

(2)
Messrs. Hauser and Trent received phantom shares on February 28, 2005 and April 4, 2006, which vest, subject to certain exceptions, in equal installments on each of the first five anniversaries of the grant date. Ms. Good and Messrs. Turner and Manly received phantom shares on April 4, 2006, and July 1, 2006, which vest, subject to certain exceptions, in equal installments on each of the first five anniversaries of April 4, 2006. Ms. Good and Messrs. Hauser, Turner, Manly and Trent received phantom shares on March 2, 2007, February 26, 2008, and February 19, 2009, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant.

(3)
Ms. Good and Messrs. Hauser, Turner, Manly and Trent received performance shares on February 26, 2008, that, subject to certain exceptions, are eligible for vesting on December 31, 2010. Ms. Good and Messrs. Rogers, Hauser, Turner, Manly and Trent received performance shares on February 19, 2009, that, subject to certain exceptions, are eligible for vesting on December 31, 2011. Pursuant to applicable SEC rules, (i) one-half of the performance shares (relating to the CAGR performance measure) that were granted in 2008 and 2009 are listed at the threshold number of shares, and (ii) one-half of the performance shares (relating to the TSR performance measure) that were granted in 2008 and 2009 are listed at the maximum number of shares.

SPECTRA ENERGY CORP
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James E. Rogers	46,735	21.39	1/1/2014
James E. Rogers	107,094	23.07	1/1/2015
James E. Rogers	106,860	23.43	1/1/2016
James E. Rogers	938,823	25.09	4/4/2016
James E. Rogers				0	0
Lynn J. Good	2,277	18.90	7/22/2013
Lynn J. Good	7,331	21.39	1/1/2014
Lynn J. Good	7,566	23.07	1/1/2015
Lynn J. Good	1,794	23.17	12/14/2015
Lynn J. Good	12,168	23.43	1/1/2016
Lynn J. Good				1,226	25,145
David L. Hauser	15,600	36.86	12/20/2010
David L. Hauser	16,250	32.44	12/19/2011
David L. Hauser	2,350	33.00	1/17/2012
David L. Hauser	2,700	14.73	1/28/2013
David L. Hauser	17,100	11.86	2/25/2013
David L. Hauser				7,133	146,298
James L. Turner	12,090	19.37	1/1/2011
James L. Turner	14,976	18.57	1/1/2012
James L. Turner	14,976	18.70	1/1/2013
James L. Turner	15,443	21.39	1/1/2014
James L. Turner	15,444	23.07	1/1/2015
James L. Turner	17,550	23.43	1/1/2016
James L. Turner				3,436	70,472
Marc E. Manly	1,480	17.44	12/4/2012
Marc E. Manly	1,866	23.07	1/1/2015
Marc E. Manly	16,770	23.43	1/1/2016
Marc E. Manly				3,242	66,493
B. Keith Trent	6,350	26.78	7/1/2012
B. Keith Trent				3,531	72,421

(1)
Messrs. Hauser and Trent received phantom shares on February 28, 2005, which vest in equal installments on each of the first five anniversaries of the grant date. Messrs. Hauser and Trent received phantom shares on April 4, 2006, and Ms. Good and Messrs. Turner and Manly received phantom shares on April 4, 2006, and July 1, 2006, all of which vest, subject to certain exceptions, in equal installments on each of the first five anniversaries of April 4, 2006.

 OPTION EXERCISES AND STOCK VESTED

	Option Awards				Stock Awards
	Duke Energy		Spectra Energy		Duke Energy		Spectra Energy
Name	Number of Duke Energy Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Spectra Energy Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Duke Energy Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)	Number of Spectra Energy Shares Acquired on Vesting (#)(4)	Value Realized on Vesting ($)(5)
James E. Rogers	0	0	0	0	275,749	4,624,849	10,758	169,331
Lynn J. Good	0	0	0	0	19,764	327,129	613	9,115
David L. Hauser	0	0	0	0	64,721	1,087,292	4,752	66,228
James L. Turner	0	0	0	0	48,967	835,512	1,718	25,547
Marc E. Manly	0	0	0	0	46,018	785,639	1,621	24,104
B. Keith Trent	0	0	0	0	35,749	600,506	2,201	31,100

(1)
The executives elected to defer the following number and amount of vested Duke Energy stock awards pursuant to the Duke Energy Corporation Executive Savings Plan, which is described in more detail on page 84: Ms. Good: 0 shares ($0); Mr. Hauser: 0 shares ($0); Mr. Turner: 0 shares ($0); Mr. Manly: 0 shares ($0); and Mr. Trent: 35,749 shares ($552,902).

(2)
Includes performance shares covering the 2007-2009 performance period for all executives with the exception of Mr. Rogers. Annual performance shares covering the 2009 performance period are included for Mr. Rogers. The Compensation Committee certified the achievement of the applicable performance measures on February 22, 2010.

(3)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date, and includes the following cash payments for dividend equivalents on earned performance shares: Mr. Rogers: 150,786 shares ($107,058); Ms. Good: 9,668 shares ($24,073); Mr. Hauser: 34,725 shares ($86,465); Mr. Turner: 28,381 shares ($70,669); Mr. Manly: 26,750 shares ($66,608); and Mr. Trent: 19,118 shares ($47,604). Dividend equivalents for the first quarter of 2010 are not included above but are also payable due to the fact that the vested performance shares were not distributed until after the certification of performance results on February 22, 2010.

(4)
The executives elected to defer the following number and amount of vested Spectra Energy stock awards pursuant to the Duke Energy Corporation Executive Savings Plan, which is described in more detail on page 84: Ms. Good: 0 shares ($0); Mr. Hauser: 0 shares ($0); Mr. Turner: 0 shares ($0); Mr. Manly: 0 shares ($0); and Mr. Trent: 2,201 shares ($31,100).

(5)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Spectra Energy common stock on the respective vesting date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James E. Rogers	Cinergy Corp. Non-Union Employees' Pension Plan	16.77	590,094	0
Lynn J. Good	Cinergy Corp. Non-Union Employees' Pension Plan	6.67	73,794	0
Lynn J. Good	Duke Energy Corporation Executive Cash Balance Plan	6.67	3,856,078	0
David L. Hauser	Duke Energy Retirement Cash Balance Plan	35.01	735,027	0
David L. Hauser	Duke Energy Corporation Executive Cash Balance Plan	35.01	1,168,824	18,441
James L. Turner	Cinergy Corp. Non-Union Employees' Pension Plan	13.87	274,001	0
James L. Turner	Duke Energy Corporation Executive Cash Balance Plan	13.87	6,737,110	0
Marc E. Manly	Cinergy Corp. Non-Union Employees' Pension Plan	7.17	228,374	0
Marc E. Manly	Duke Energy Corporation Executive Cash Balance Plan	7.17	7,074,939	0
B. Keith Trent	Duke Energy Retirement Cash Balance Plan	7.66	132,559	0
B. Keith Trent	Duke Energy Corporation Executive Cash Balance Plan	7.66	283,139	0

(1)
Mr. Rogers' credited service is frozen as of April 3, 2006, which is the date of the merger of Duke Energy and Cinergy.

            Duke Energy provides pension benefits that are intended to assist its retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy's pension program follows.

Duke Energy Retirement Cash Balance Plan and Executive Cash Balance Plan

            Mr. Trent actively participates in, and prior to his retirement Mr. Hauser earned benefits under, the Duke Energy Retirement Cash Balance Plan ("RCBP"), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under

Section 401(a) of the Internal Revenue Code. The RCBP generally covers employees of Duke Energy and affiliates, with certain exceptions for legacy Cinergy employees who are covered under the Cinergy Plan (described below). The RCBP provides benefits under a "cash balance account" formula. Each of the named executive officers who participate in the RCBP has satisfied the eligibility requirements to receive his or her account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity forms based on the actuarial equivalent of the account balance.

            The amount credited to the hypothetical account is increased with monthly pay credits equal to (i) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation, (ii) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation, (iii) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation, and (iv) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly, with the interest rate determined quarterly based on the 30-year Treasury rate.

            For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and deferrals under the Duke Energy Corporation Executive Savings Plan. Compensation does not include severance pay (including vacation bank time and payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long-term incentive compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP. The benefit of participants in the RCBP may not be less than determined under certain prior benefit formulas (including optional forms). In addition, the benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.

            Mr. Trent actively participates in, and prior to his retirement, Mr. Hauser earned benefits under, the Duke Energy Corporation Executive Cash Balance Plan ("ECBP"), which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Benefits earned under the ECBP are attributable to (i) compensation in excess of the annual compensation limit ($245,000 for 2010) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP, (ii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($195,000 for 2010) under the Internal Revenue Code that applies to the RCBP, and (iii) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.

            Amounts were credited to an account established for each of Messrs. Turner and Manly and Ms. Good under the Duke Energy Corporation Executive Cash Balance Plan pursuant to an amendment to each of their employment agreements that was negotiated in connection with the merger of Cinergy and Duke Energy. Messrs. Turner and Manly and Ms. Good will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the Duke Energy Corporation Executive Cash Balance Plan) unless and until they continue employment with Duke Energy past age 62.

Cinergy Corp. Non-Union Employees' Pension Plan

            Mr. Rogers has an accrued benefit under the Cinergy Corp. Non-Union Employees' Pension Plan ("Cinergy Plan"), but his benefit was "frozen" on April 3, 2006 (i.e., it is not increased by Mr. Rogers' service and pay after April 3, 2006). Messrs. Turner and Manly and Ms. Good participate in the Cinergy Plan. The Cinergy Plan is a tax-qualified defined benefit plan that generally covers legacy Cinergy non-bargaining employees. The Cinergy Plan includes the following two program formulas: (i) a Traditional Program and (ii) the Duke Account Formula (which, in 2007, replaced the Balanced and Investor Programs). The Traditional Program formula is based on service and final average monthly pay. The Duke Account Formula (and the prior Balanced and Investor Programs) are "cash balance account" formulas. In 2007, participants were given the choice of continuing to accrue benefits under the Traditional Program or to retain their accrued benefit under the Traditional Program and participate in the Duke Account Formula. Mr. Turner chose to retain his accrued benefits under the Traditional Program and in the future participate in the Duke Account Formula, Mr. Manly chose to remain in the Traditional Program and Ms. Good has always participated in the Duke Account Formula.

            Under the Cinergy Plan's Traditional Program, in which Mr. Rogers participated prior to April 3, 2006, and in which Mr. Turner participated prior to April 1, 2007 and in which Mr. Manly continues to participate, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant's "highest average earnings" and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with five or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Mr. Rogers is eligible for an unreduced early retirement benefit. Messrs. Turner and Manly are eligible for an early retirement benefit, the amount of which would be reduced for early commencement. Payment is available in a variety of annuity forms, and for Mr. Turner is also available in a lump sum.

            The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1% of final average monthly pay ("FAP") times years of participation (up to a maximum of 35 years), where (b) is 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years), and where (c) is 1.55% of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12% of FAP times years of participation (up to a maximum of 35 years) plus 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years) or (ii) 1.163% of FAP pay times years of participation (up to a maximum of 35 years), and where (y) is 1.492% of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.

            FAP is the average of the participant's total pay during the three consecutive years of highest pay from the last 10 years of participation. This is determined using the three consecutive calendar years that will result in the highest FAP or by using the last 36 months of participation. If the participant's highest FAP occurs other than using the last 36 months, FAP will be calculated as if accrued vacation pay, if any, was received by the participant during the last month during the period that is used to determine the highest FAP. Mr. Turner's FAP continues to be adjusted for future compensation, but his service after April 1, 2007 does not increase his accrued benefits under the Traditional Program.

            Total pay includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, unused accrued vacation pay, service watch payments, performance lump sum pay, annual incentive plan awards and annual performance cash awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, long-term performance awards and executive individual incentive awards. The benefit under the Cinergy Plan is limited by maximum benefits and compensation limits under the Internal Revenue Code.

            As described above, effective April 1, 2007, Mr. Turner participates in the Duke Account Formula. This feature of the Cinergy Plan provides a benefit substantially similar to that provided under the RCBP.

Present Value Assumptions

            The valuation method and assumptions used in determining the present value of the current accrued benefit for the Pension Benefits table is as follows: (i) for the RCBP and ECBP, and for the cash balance account benefits under the Cinergy Plan, the value of the cash balance account as of December 31, 2009 is projected to age 65 for Mr. Trent and age 62 for Ms. Good and Messrs. Turner and Manly at the assumed interest crediting rate of 4.5% and is then discounted back to December 31, 2009 using the assumed discount rate of 5.5%, and (ii) for the Cinergy Plan, the assumptions used by Duke Energy in its Annual Report are used, along with the assumption that Messrs. Rogers, Turner and Manly and Ms. Good will remain employed until age 62 (i.e., the earliest retirement date on which unreduced benefits can be paid).

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
James E. Rogers Duke Energy Corporation Executive Savings Plan	0	0	(90,361)	(40,304,158)	6,777,328
James E. Rogers Deferred Compensation Agreement	0	0	729,613	0	4,898,831	(6)
Lynn J. Good Duke Energy Corporation Executive Savings Plan	37,844	37,312	5,472	(154,153)	70,169
David L. Hauser Duke Energy Corporation Executive Savings Plan	30,000	0	678,794	(3,269,724)	3,655,699
James L. Turner Duke Energy Corporation Executive Savings Plan	52,000	50,156	137,772	(634,810)	841,469
Marc E. Manly Duke Energy Corporation Executive Savings Plan	196,905	17,076	(7,376)	(673,172)	407,250
B. Keith Trent Duke Energy Corporation Executive Savings Plan	723,637	35,316	534,829	0	2,491,331

(1)
Includes $37,844, $30,000, $52,000, $24,000, and $45,000 of salary deferrals credited to the plan in 2009 on behalf of Ms. Good and Messrs. Hauser, Turner, Manly and Trent, respectively, which are included in the salary column of the Summary Compensation Table. Includes $172,905 and $57,355 of short-term incentive deferrals earned in 2009 and credited to the plan in 2010 on behalf of Messrs. Manly and Trent, respectively. Includes $621,282 of stock award deferrals and dividend equivalents credited to the plan on behalf of Mr. Trent with respect to 2009.

(2)
Reflects make-whole matching contribution credits made under the Duke Energy Corporation Executive Savings Plan, which are reported in the All Other Compensation column of the Summary Compensation Table.

(3)
Includes $341,459 of above-market interest as reported for Mr. Rogers in footnote 5 to the Summary Compensation Table on page 71. Includes $2,690 of above-market interest as reported for Mr. Hauser in footnote 5 to the Summary Compensation Table on page 71.

(4)
Each of the named executive officers, with the exception of Mr. Trent, made an election pursuant to the transition rules under Section 409A of the Internal Revenue Code to receive a portion of his or her account under the Duke Energy Corporation Executive Savings Plan payable in 2009.

(5)
The aggregate balance as of December 31, 2009 for each named executive officer includes the following aggregate amount of prior deferrals of base salary, short-term incentives and long-term incentives, as well as employer matching contributions and nonqualified deferred compensation earnings, that were previously earned and reported as compensation on the Summary Compensation Table for 2006, 2007 and 2008: (i) Mr. Rogers—$695,352; (ii) Ms. Good—$90,948; (iii) Mr. Hauser—$2,965,854; (iv) Mr. Turner—$479,776; (v) Mr. Manly—$414,312 and (vi) Mr. Trent—$0. These amounts have since been adjusted, pursuant to the terms of the Duke Energy Corporation Executive Savings Plan, for investment performance (e.g., earnings and losses), deferrals, contributions and investment performance during 2009, and distributions.

(6)
Reflects Mr. Rogers' interest under a Deferred Compensation Agreement that he entered into with PSI Energy, Inc. (subsequently renamed Duke Energy Indiana, Inc.) on December 16, 1992. Except for earnings on previously deferred amounts, Mr. Rogers is not permitted to earn any additional amounts under this plan.

Duke Energy Corporation Executive Savings Plan

            Under the Duke Energy Corporation Executive Savings Plan, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the Internal Revenue Code under the Duke Energy Retirement Savings Plan. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investments options available under the Duke Energy Retirement Savings Plan, including in the Duke Energy Common Stock Fund. Participants may change their investment elections on a daily basis. Deferrals of equity awards are credited with earnings and losses based on the performance of the Duke Energy Common Stock Fund. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy's creditors.

Deferred Compensation Agreement for Mr. Rogers

            In 1992, PSI Energy, Inc. (a predecessor to Cinergy) entered into a deferred compensation agreement with Mr. Rogers. Except for earnings on amounts previously deferred, Mr. Rogers is not accruing any additional benefits under this agreement. The agreement provides Mr. Rogers with the right to receive two 15-year annual cash benefits beginning the first January following his termination of employment for any reason other than death; provided, however, that cash benefits will commence no later than January 2010. Accordingly, the two annual cash payments, in the amount of $554,000 and $247,000, respectively, commenced in January 2010. The deferred payments accrue interest at an annual rate of 17.5%. The benefits payable under the agreement are unfunded and subject to the claims of Duke Energy's creditors.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

            Under certain circumstances, each named executive officer would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each named executive officer has entered into with Duke Energy are described below, followed by a table that quantifies the amount that would become payable to each named executive officer as a result of his or her termination of employment.

            The amounts shown assume that such termination was effective as of December 31, 2009 and are merely estimates of the amounts that would be paid out to the named executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such named executive officer's termination of employment.

            The table shown below does not include amounts that have been earned and which are payable without regard to the named executive officer's termination of employment. Such earned amounts, however, are described immediately following the table.

Mr. James E. Rogers

            On April 4, 2006, Duke Energy entered into a three-year employment agreement with Mr. Rogers (the "April 2006 Agreement") to provide for his employment as Chief Executive Officer and President, effective as of the closing of the merger with Cinergy on April 3, 2006. The employment agreement superseded his employment agreement with Cinergy, except as described below.

            Effective February 19, 2009, Duke Energy entered into a new employment agreement with Mr. Rogers (the "February 2009 Agreement") for the period ending December 31, 2013. The severance and change in control provisions under the February 2009 Agreement supersede those under the April 2006 Agreement, effective February 19, 2009, except that the equity awards made before adoption of the February 2009 Agreement continue in accordance with their terms. All of the equity awards that were made prior to the adoption of the February 2009 Agreement have been earned or forfeited, except for Mr. Rogers' stock options. In the event of the termination of Mr. Rogers' employment, his stock options would remain exercisable during the remainder of their ten-year term, except such options shall remain exercisable for no more than 90 days in the event that Mr. Rogers' employment is terminated for cause (as defined in the April 2006 Agreement).

            The February 2009 Agreement makes no provision for cash payments upon a termination of employment, whether before or after a change in control of Duke Energy, or for the gross up of "golden parachute" excise taxes. The February 2009 Agreement does provide for the treatment of Mr. Rogers' outstanding equity awards upon termination of employment or upon a change in control.

            Under the February 2009 Agreement, if Mr. Rogers' employment terminates without cause or for good reason (each as defined in the February 2009 Agreement) or by reason of his retirement with the approval of the Duke Energy Board of Directors, then (i) his stock options and phantom stock will continue to vest in accordance with their otherwise applicable schedule as if his employment had not terminated, (ii) his stock options will remain exercisable for their full ten-year term, and (iii) his performance shares will be payable (if at all) at the end of the cycle based on actual performance, again determined as if his employment had not terminated. If Mr. Rogers' employment terminates as a result of his death or disability, then his stock options and phantom stock will vest in full, the stock options (whether or not previously vested) will remain exercisable for their full ten-year term, and the performance shares will be pro-rated for actual service and will be payable (if at all) at the end of the cycle based on actual performance. If Mr. Rogers terminates his employment without good reason (as defined in the February 2009 Agreement) or retires without the approval of the Duke Energy Board of Directors, his unvested stock options, phantom stock and performance shares will expire immediately, and any previously vested options will expire 90 days after the termination of employment. If Mr. Rogers' employment is terminated for cause (as defined in the February 2009 Agreement), all stock options, phantom stock and performance shares (whether or not vested) granted to him pursuant to the February 2009 Agreement will expire immediately.

            If a change in control of Duke Energy occurs and Mr. Rogers' employment is terminated within two years after the change in control, by Duke Energy without cause or by Mr. Rogers for good reason or by reason of his retirement with the approval of the Board of Directors, then notwithstanding the preceding paragraph, the stock options will vest immediately and the phantom stock and performance shares will immediately vest and be paid (in the case of performance shares, based on the target level of performance). If Mr. Rogers' employment terminates after the expiration of the term of the February 2009 Agreement but before vesting of all options and performance shares, each such award will be subject to the treatment described above, but determined as if termination had occurred during the term of the February 2009 Agreement, and any termination by Mr. Rogers, other than in anticipation of a termination for cause, will be deemed a termination for good reason.

            Under the February 2009 Agreement, "cause" generally means (i) if not cured, the willful and continued failure by Mr. Rogers to substantially perform his duties or to comply with Duke Energy's rules or procedures, (ii) the breach of confidentiality, noncompetition and nonsolicitation obligations, or (iii) Mr. Rogers' conviction of a felony, including the entry of a guilty or nolo contendere plea, or any willful or grossly negligent action or inaction by Mr. Rogers that has a materially adverse effect on Duke Energy, and "good reason" generally means (a) the material reduction without Mr. Rogers' consent of his title, authority, duties, or responsibilities from those in effect immediately prior to the reduction, except in the event that Mr. Rogers ceases to serve as President of Duke Energy or, if Duke Energy adopts a policy that its Chief Executive Officer shall no longer serve as Chairman of its Board of Directors, he ceases to serve as Chairman, (b) the failure by Duke Energy without Mr. Rogers' consent to nominate him for re-election to the Board of Directors, (c) a material adverse change in Mr. Rogers' reporting responsibilities, (d) any breach by Duke Energy of any other material provision of Mr. Rogers' agreement or (e) a failure by Duke Energy to require any successor entity to Duke Energy specifically to assume in writing all of Duke Energy's obligations under Mr. Rogers' agreement.

Other Named Executive Officers

            Duke Energy originally entered into change in control agreements with Messrs. Hauser and Trent effective as of July 1, 2005 and with Messrs. Turner and Manly and Ms. Good effective as of April 4, 2006, all of which were amended and restated effective as of August 26, 2008. The agreements have an initial term of two years commencing as of the original effective date, after which the agreements automatically extend, unless six months prior written notice is provided, on a month-to-month basis.

            The change in control agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a "change in control" by Duke Energy without "cause" or by the executive for "good reason" (each as defined below) as follows: (1) a lump-sum cash payment equal to a pro-rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive's annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason"; (3) continued medical, dental and basic life insurance coverage for a two-year period or a lump sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (4) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive's qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive's accounts as of the date of termination that would have vested during the remaining term of the agreement. If the executive would have become eligible for normal retirement at age sixty-five within the two-year period following termination, the two times multiple or two year period mentioned above will be reduced to the period from the termination date to the executive's normal retirement date. The agreements also provide for enhanced benefits (i.e., two years of additional vesting) with respect to equity awards.

            Under the change in control agreements, each named executive officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a named executive officer becomes entitled to payments and benefits under a change in control agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

            For purposes of the change in control agreements, "cause" generally means, unless cured within 30 days, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position, (ii) the final conviction of the executive of a felony or crime involving moral turpitude, (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of Duke Energy, (iv) a material breach by the executive of Duke Energy's Code of Business Ethics, or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means: (a) a reduction in the executive's annual base salary or target annual bonus as in effect immediately prior to the change in control (exclusive of any across the board reduction similarly affecting substantially all similarly situated employees) or (b) the assignment to the executive of a job position with a total point value under the Hay Point Factor Job Evaluation System that is less than 70% of the total point value of the job position held by the executive immediately before the change in control.

Equity Awards—Consequence of Termination of Employment

            As described above, each year Duke Energy grants long-term incentives to its executive officers, and the terms of these awards vary somewhat from year to year. The following table summarizes the consequences under Duke Energy's long-term incentive award agreements, without giving effect to the change in control agreements described above, that would generally occur with respect to outstanding equity awards in the event of the termination of employment of a named executive officer (other than Mr. Rogers, whose treatment is described above).

Event	Consequences
Voluntary termination or involuntary termination (retirement eligible)	Phantom Shares – continue to vest Performance Shares – prorated portion of award vests based on actual performance
Voluntary termination (not retirement eligible)	Phantom Shares and Performance Shares – the executive's right to unvested portion of award terminates immediately
Involuntary termination (not retirement eligible)	Phantom Shares – prorated portion of award vests Performance Shares – prorated portion of award vests based on actual performance
Involuntary termination after a CIC	Phantom Shares – immediate vesting Performance Shares – see impact of change in control below
Death or Disability	Phantom Shares – immediate or prorated vesting Performance Shares – prorated portion of award vests based on actual performance
Change in Control	Phantom Shares – no impact absent termination of employment Performance Shares – prorated portion of award vests based on target performance

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL ("CIC")

Name and Triggering Event		Cash Severance Payment($)(1)	Incremental Retirement Plan Benefit($)(2)	Welfare and Other Benefits($)(3)	Stock Awards($)(4)	Option Awards($)(5)
James E. Rogers
•	Voluntary termination	0	0	0	2,492,691	1,634,171
•	Involuntary termination without cause	0	0	0	2,492,691	1,634,171
•	Involuntary or good reason termination after a CIC	0	0	0	2,224,553	1,634,171
•	Death	0	0	0	830,890	1,634,171
•	Disability	0	0	0	830,890	1,634,171
Lynn J. Good
•	Voluntary termination	0	0	0	70,029	0
•	Involuntary termination without cause	0	0	0	1,132,572	0
•	Involuntary or good reason termination after a CIC	2,070,000	164,964	37,136	2,250,685	0
•	Death	0	0	0	1,458,435	0
•	Disability	0	0	0	1,458,435	0
David L. Hauser
•	Voluntary termination(6)	349,710	0	0	4,079,165	0
James L. Turner
•	Voluntary termination	0	0	0	196,264	0
•	Involuntary termination without cause	0	0	0	1,658,405	0
•	Involuntary or good reason termination after a CIC	2,340,014	213,029	31,408	3,123,769	0
•	Death	0	0	0	2,030,391	0
•	Disability	0	0	0	2,030,391	0
Marc E. Manly
•	Voluntary termination	0	0	0	2,039,290	0
•	Involuntary termination without cause	0	0	0	2,039,290	0
•	Involuntary or good reason termination after a CIC	2,160,000	168,685	19,560	2,890,708	0
•	Death	0	0	0	1,879,055	0
•	Disability	0	0	0	1,879,055	0
B. Keith Trent
•	Voluntary termination	0	0	0	0	0
•	Involuntary termination without cause	0	0	0	1,205,623	0
•	Involuntary or good reason termination after a CIC	1,800,014	279,266	31,408	2,435,142	0
•	Death	0	0	0	1,585,895	0
•	Disability	0	0	0	1,585,895	0

(1)
Amounts listed under "Cash Severance Payment" are payable under the terms of the named executive officer's Change in Control Agreement. The severance benefits set forth above do not include accrued salary and bonus payments earned through December 31, 2009; however, such amounts are reflected in the Summary Compensation Table on page 70.

(2)
Pursuant to the Change in Control Agreements of Messrs. Turner, Manly and Trent and Ms. Good, the amount listed under "Incremental Retirement Plan Benefit" represents the additional amount that would be contributed to the Duke Energy Retirement Cash Balance Plan, Cinergy Corp. Non-Union Employee's Pension Plan, Duke Energy Executive Cash Balance Plan, Duke Energy Retirement Savings Plan and the Duke Energy Executive Savings Plan in the event the named executive officer continued to be employed by Duke Energy, at his or her rate of base salary as in effect on December 31, 2009, for two additional years.

(3)
Amounts listed under "Welfare and Other Benefits" include the amount that would be paid to each named executive officer who has entered into a Change in Control Agreement in lieu of providing continued welfare benefits for 24 months.

(4)
The amounts listed under "Stock Awards" do not include amounts attributable to the performance shares that vested on December 31, 2009; such amounts are included in the Option Exercises and Stock Vested Table on page 78.

(5)
As of December 31, 2009, and without regard to any acceleration of vesting that would otherwise occur upon a triggering event, Messrs. Rogers, Hauser, Turner, Manly and Trent and Ms. Good held vested stock options with respect to the following number of Duke Energy shares: 2,305,554; 92,600; 180,960; 38,476; 12,700 and 62,275, respectively, and with respect to the following number of Spectra Energy shares: 1,199,512; 54,000; 90,479; 20,116; 6,350 and 31,136, respectively.

(6)
Mr. Hauser retired effective June 30, 2009. On June 22, 2009, the Compensation Committee approved the modification of Mr. Hauser's outstanding performance share awards such that his payments will be calculated by reference to actual performance, but without prorating to reflect his retirement. As a result, Mr. Hauser will receive the amounts listed in the "voluntary termination" row, in addition to other earned and accrued amounts, subject to compliance with applicable restrictive covenants, and no other amounts will be payable to Mr. Hauser as a result of his retirement. The amounts listed above include a prorated payment for 2009 under the Duke Energy Corporation Executive Short-Term Incentive Plan, which amount is also reported in the Summary Compensation Table on page 70, and continued vesting of his phantom shares and the applicable dividend equivalents, and payments with respect to performance shares that were calculated assuming target performance.

            The amounts listed in the preceding table have been determined based on a variety of assumptions, including reasonable increases to the limits on qualified retirement plan benefits under the Internal Revenue Code, and the actual amounts to be paid out can only be determined at the time of each named executive officer's termination of employment. The amounts described in the table do not include compensation to which each named executive officer would be entitled without regard to his or her termination of employment, including (i) base salary and short-term incentives that have been earned but not yet paid, (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables on pages 79 and 83, and (iii) the potential reimbursement of legal fees.

            The amounts shown above do not reflect the fact that, under the Change in Control Agreements that Duke Energy has entered into with Messrs. Turner, Manly and Trent and Ms. Good, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Code, such amounts would be reduced to the extent necessary so that such tax would not apply under certain circumstances.

            The amounts shown above with respect to stock awards and option awards were calculated based on a variety of assumptions, including the following: (i) the named executive officer terminated employment on December 31, 2009; (ii) a stock price for Duke Energy common stock equal to $17.21 and $20.51 for Spectra Energy common stock, which were the closing prices on December 31, 2009 (the last trading day of 2009); (iii) the continuation of Duke Energy's and Spectra Energy's dividend at the rate in effect on December 31, 2009; and (iv) performance at the target level with respect to performance shares. Additionally, the amounts listed above with respect to Mr. Manly reflect the fact that, upon termination for any reason, except death or disability, he would receive the full value of all unvested phantom shares and the dividends that would be paid on such shares for the remainder of the original vesting period, subject to compliance with restrictive covenants contained in such awards, because he has attained retirement age.

Potential Payments Due Upon a Change in Control

            Other than as described below, the occurrence of a change in control of Duke Energy would not trigger the payment of benefits to the named executive officers absent a termination of employment. If a change in control of Duke Energy occurred on December 31, 2009 the outstanding performance shares awards, including dividend equivalents, would be paid on a prorated basis assuming target performance. As of December 31, 2009, the prorated performance shares that would be paid as a result of these accelerated vesting provisions, including dividend equivalents, would have had a value of $2,224,553; $2,055,426; $1,897,319, $1,581,094 and $1,581,094 for Messrs. Rogers, Turner, Manly and Trent and Ms. Good, respectively.

OTHER INFORMATION

Discretionary Voting Authority

            As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires Duke Energy's directors and executive officers, and any persons owning more than ten percent of Duke Energy's common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Duke Energy. We prepare and file these reports on behalf of our directors and executive officers. All Section 16(a) reporting requirements applicable to our directors and executive officers were satisfied and complied with during 2009.

Related Person Transactions

            Related Person Transaction Policy.    The Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of "related person transactions." For purposes of our policy only, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A "related person" is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

            Under the policy, if a transaction has been identified as a related person transaction (including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation), our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board of Directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer and (to the extent feasible) significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

            The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Corporate Governance Committee (or Board of Directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Corporate Governance Committee (or Board of Directors) determines in the good faith exercise of its discretion. All of the transactions described below were approved in accordance with the policy.

            Nucor Corporation.    Duke Energy Indiana, a wholly-owned subsidiary of Duke Energy, and Nucor entered into an agreement pursuant to which Duke Energy Indiana provides electric service to one of Nucor's plants that is located in the Duke Energy Indiana service territory. Pursuant to this agreement, in 2009, Nucor paid Duke Energy Indiana approximately $38 million for such electric services.

            In addition, from time to time, Duke Energy and/or its subsidiaries and contractors may purchase steel from Nucor.

            Mr. DiMicco, a member of the Board of Directors, is also Chairman, President and Chief Executive Officer of Nucor and therefore may be deemed to have an interest in the transactions described above.

Proposals and Business by Shareholders

            If you wish to submit a proposal for inclusion in the proxy statement for our 2011 annual meeting of shareholders, we must receive it by November 22, 2010.

            In addition, if you wish to introduce business at our 2011 annual meeting (besides that in the Notice of the meeting), you must send us written notice of the matter. Your notice must comply with the requirements of our bylaws, and we must receive it no earlier than January 5, 2011, and no later than February 4, 2011. The individuals named as proxy holders for our 2011 annual meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

            Your proposal or notice should be mailed to Duke Energy's Corporate Secretary at P.O. Box 1006, Charlotte, North Carolina 28201-1006.

Electronic Delivery of the 2010 Annual Report and Proxy Materials

            If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's materials. Electronic delivery significantly reduces Duke Energy's printing and postage costs associated with paper publications and also reduces our consumption of natural resources. You will be notified immediately by e-mail when next year's annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

            In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. You will need to enter a valid email address along with your social security number.

            If you elect to receive your Duke Energy materials via the internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or at www.duke-energy.com/contactIR.

Householding Information

            Duke Energy has adopted a procedure called "householding," which has been approved by the SEC, for shareholders of record on February 1, 2003. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings, or InvestorDirect Choice Plan statement mailings, in any way.

            This year, we are seeking consent to householding from shareholders who became shareholders of record after February 1, 2003, and from shareholders who have previously revoked their consent but wish to participate in householding. If you provide consent this year or, if you have already consented to householding, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at (800) 488-3853, at www.duke-energy.com/contactIR, or by mail at P.O. Box 1005, Charlotte, NC 28201-1005, that you wish to continue to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

            A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Appendix A

DUKE ENERGY CORPORATION
2010 LONG-TERM INCENTIVE PLAN

1.         PURPOSE OF THE PLAN

            The purpose of the Corporation's 2010 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation's ability to attract, motivate and retain key employees and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation.

2.         DEFINITIONS

            Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

    (a)
    "Award" means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus or Dividend Equivalent granted under the Plan.

    (b)
    "Award Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

    (c)
    "Board" means the Board of Directors of the Corporation.

    (d)
    "Change in Control" shall have the meaning specified in Section 13 hereof.

    (e)
    "Code" means the Internal Revenue Code of 1986, as amended.

    (f)
    "Committee" means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

    (g)
    "Common Stock" means the common stock of the Corporation, par value $0.001 per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

    (h)
    "Corporation" means Duke Energy Corporation, a Delaware corporation.

    (i)
    "Date of Grant" means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

    (j)
    "Dividend Equivalent" means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

    (k)
    "Effective Date" means the Effective Date of this Plan, as defined in Section 16.1 hereof.

    (l)
    "Eligible Person" means any person who is an Employee or an Independent Director.

    (m)
    "Employee" means any person who is a key employee of the Corporation or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

    (n)
    "Fair Market Value" of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate (but in any event such amount shall not be less than fair market value within the meaning of section 409A of the Code).

    (o)
    "Incentive Stock Option" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

    (p)
    "Independent Director" means a member of the Board who is not an employee of the Corporation or any Subsidiary.

    (q)
    "Nonqualified Stock Option" means an option to purchase Common Stock that is not an Incentive Stock Option.

    (r)
    "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

    (s)
    "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

    (t)
    "Performance Award" means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a "Performance Share") or based on specified dollar units (a "Performance Unit") at the end of a performance period if certain conditions established by the Committee are satisfied.

    (u)
    "Phantom Stock" means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

    (v)
    "Plan" means this 2010 Long-Term Incentive Plan as set forth herein, and as it may be further amended from time to time.

    (w)
    "Restricted Stock" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

    (x)
    "Section 162(m)" means section 162(m) of the Code and the Treasury Regulations thereunder.

    (y)
    "Section 162(m) Participant" means any Participant who, in the sole judgment of the Committee, could be treated as a "covered employee" under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

    (z)
    "Stock Appreciation Right" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

    (aa)
    "Stock Bonus" means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

    (bb)
    "Subsidiary" means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall not include any entity that does not qualify within the meaning of section 424(f) of the Code as a "subsidiary corporation" with respect to the Corporation.

3.         SHARES OF COMMON STOCK SUBJECT TO THE PLAN

            3.1.    Number of Shares.    Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 75,000,000 shares of Common Stock. Shares of Common Stock that are issued in connection with all Awards other than Options and SARs shall be counted against the 75,000,000 limit described above as four shares of Common Stock for every one share of Common Stock that is issued in connection with such Award. No more than 75,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock acquired in the open market. If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Common Stock covered by an Award granted under the Plan shall not be counted unless and until it is actually issued or transferred to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein, (A) Common Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (B) Common Stock withheld by the Corporation to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Stock that is repurchased by the Corporation with Option proceeds shall not be added to the aggregate Plan limit described above and (D) all Common Stock covered by an SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

            3.2.    Adjustments.    If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code.

4.         ADMINISTRATION OF THE PLAN

            4.1.    Committee Members.    Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a "nonemployee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and/or the requirements for an "outside director" under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

            4.2.    Discretionary Authority.    Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

            4.3.    Changes to Awards.    The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefore of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event. Except for adjustments made pursuant to Section 3.2, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option or SAR to reduce the exercise price or base price, respectively. No Option or SAR will be cancelled and replaced with awards having a lower exercise price or base price, respectively, or for another Award, or for cash, without further approval of the shareholders of the Company, except as provided in Section 3.2. This Section 4.3 is intended to prohibit the repricing of "underwater" Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 3.2.

            4.4.    Delegation of Authority.    The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162(m) Participant.

            4.5.    Awards to Independent Directors.    An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.         ELIGIBILITY AND AWARDS

            All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Corporation and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.         STOCK OPTIONS

            6.1.    Grant of Option.    An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any one Participant during any one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

            6.2.    Exercise Price.    The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

            6.3.    Vesting; Term of Option.    The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. An Option may become vested and exercisable upon a Participant's retirement, death, disability, Change in Control or other event, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant's employment or other service with the Corporation or any Subsidiary.

            6.4.    Option Exercise; Withholding.    Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Corporation together with payment of the aggregate exercise price therefore. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

            6.5.    Limited Transferability.    Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the

Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefore. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

            6.6.    Additional Rules for Incentive Stock Options.

    (a)
    Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under section 422(d) of the Code), determined in accordance with section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.

    (b)
    Termination of Employment.    An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

    (c)
    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

    (d)
    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.         STOCK APPRECIATION RIGHTS

            7.1.    Grant of SARs.    A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

            7.2.    Tandem SARs.    A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

            7.3.    Freestanding SARs.    A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

            7.4.    Payment of SARs.    An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

8.         RESTRICTED STOCK

            8.1.    Grants of Restricted Stock.    An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

            8.2.    Vesting Requirements.    The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 600,000 shares (subject to adjustment as provided in Section 3.2 hereof).

            8.3.    Restrictions.    Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

            8.4.    Rights as Shareholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement.

            8.5.    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Corporation.

9.         PERFORMANCE AWARDS

            9.1.    Grant of Performance Awards.    The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m).

            9.2.    Payment of Performance Awards.    At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.

            9.3.    Performance Criteria.    The performance criteria upon which the payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

            9.4.    Section 162(m) Requirements.    In the case of a Performance Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. The maximum amount of compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $3,750,000. The maximum number of Common Stock units that may be subject to a Performance Share Award granted to any one Participant during any one calendar year shall be 600,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.      PHANTOM STOCK

            10.1.    Grant of Phantom Stock.    Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years from the Date of Grant.

            10.2.    Payment of Phantom Stock.    Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11.      STOCK BONUS

            11.1.    Grant of Stock Bonus.    An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

            11.2    Payment of Stock Bonus.    In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable.

12.      DIVIDEND EQUIVALENTS

            12.1.    Grant of Dividend Equivalents.    A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

            12.2.    Payment of Dividend Equivalents.    Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalents granted with respect to Options shall be payable, in accordance with the terms and in compliance with section 409A of the Code, regardless of whether the Option is exercised.

13.      CHANGE IN CONTROL

            13.1.    Effect of Change in Control.    The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

            13.2.    Definition of Change in Control.    For purposes hereof, a "Change in Control" shall be deemed to have occurred upon:

    (a)
    an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary;

    (b)
    during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

    (c)
    the consummation of a merger, consolidation, reorganization or similar corporate transaction which has been approved by the shareholders of the Corporation, whether or not the Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or

    (d)
    the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Corporation or (B) a complete liquidation or dissolution of the Corporation, which has been approved by the shareholders of the Corporation.

14.      AWARD AGREEMENTS

            14.1.    Form of Agreement.    Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

            14.2.    Termination of Service.    The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or other services to the Corporation and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

            14.3.    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

            14.4.    Contract Rights; Amendment.    Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Corporation may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15.      GENERAL PROVISIONS

            15.1.    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant's death.

            15.2.    Deferrals of Payment.    The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Corporation, any such deferral shall be effected in accordance with the requirements of section 409A of the Code so as to avoid any imposition of a tax under section 409A of the Code.

            15.3.    Rights as Shareholder.    A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.

            15.4.    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.

            15.5.    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

            15.6.    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

            15.7.    Unfunded Plan.    The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation's creditors to discharge its obligations under the Plan.

            15.8.    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

            15.9.   Plan Binding on Successors. The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

            15.10.    Construction and Interpretation.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

            15.11.    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

            15.12.    Governing Law.    The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

            15.13.    Non-U.S. Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the

United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

            15.14.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

16.      EFFECTIVE DATE, TERMINATION AND AMENDMENT

            16.1.    Effective Date; Shareholder Approval.    The Effective Date of the Plan shall be the date on which the Plan is approved by the Board (provided that, to the extent the Plan is not approved by the shareholders of the Corporation within 12 months after the Effective Date, any Award that at the time of grant was intended to be an Incentive Stock Option shall be a Nonqualified Stock Option).

            16.2.    Termination.    The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

            16.3.    Amendment.    The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation's shareholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan or for certain types of Awards under Section 3.1 hereof, or (iii) allow the grant of SARs or Options at an exercise price below Fair Market Value, or allow the repricing of SARs or Options without shareholder approval. In addition, the Board may seek the approval of any amendment or modification by the Corporation's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

            IN WITNESS OF its adoption by the Board on February 23, 2010, this Plan is executed on behalf of the Corporation effective February 23, 2010.

DUKE ENERGY CORPORATION
By:

Appendix B

CDB Energy Services Executive Compensation Database

Ameren American Electric Power Calpine CenterPoint Energy CMS Energy Consolidated Edison Constellation Energy DCP Midstream	Dominion Resources Edison International Enbridge Energy Energy Future Holdings Entergy EPCO Exelon FirstEnergy	FPL Group Integrys Energy Group Knight Pacific Gas & Electric Pepco Holdings PPL Progress Energy Public Service Enterprise Group	Reliant Energy Sempra Energy Southern Company Services Tennessee Valley Authority Williams Companies Xcel Energy

B-1

Appendix C

CDB General Industry Executive Compensation Database

ACH Food

Air Products and Chemicals

Alstom Power

American Airlines

Amgen

Applied Materials

ARAMARK

Avon

Baxter International

Boehringer Ingelheim

Bombardier Transportation

Bovis Lend Lease

Bristol-Myers Squibb

Burlington Northern Santa Fe

CHS

Colgate-Palmolive

Corporate Express US

Covidien

Cox Enterprises

CSX

Dannon

Dean Foods

Diageo North America

Eaton

EDS

Eli Lilly

Emerson

Evergreen Packaging

Fluor

Fortune Brands

Freeport-McMoRan Copper & Gold

Gap

Genentech

General Mills

Hertz

International Paper

Itochu International

J.C. Penney Company

JM Family

Kellogg

Kimberly-Clark

L-3 Communications

Land O'Lakes

Lenovo

Lorillard Tobacco

Marriott International

Masco

McDonald's

Medtronic

MOL America

National Starch & Chemical

Neoris USA

NIKE

Norfolk Southern

Novus Print Media Network

Occidental Petroleum

Parker Hannifin

PPG Industries

Praxair

Pulte Homes

QUALCOMM

Qwest Communications

R.R. Donnelley

Reynolds American

Rohm & Haas

Rolls-Royce North America

SAIC

Sara Lee

SCA Americas

Schering-Plough

Seagate Technology

Securitas Security Services USA

Sodexho

Solvay Pharmaceuticals

Staples

Starbucks

Sybron Dental Specialties

Syngenta Crop Protection

Takeda Pharmaceutical

Terex

Texas Instruments

Textron

Timex

Tyco Electronics

U.S. Foodservice

Union Pacific

United Airlines

Viacom

Visteon

Wackenhut Services

Waste Management

Whirlpool

Wyeth

Xerox

Yum! Brands

C-1

2010 Annual Meeting of Shareholders
May 6, 2010 at 10:00 a.m. local time

Duke Energy Corporation
O.J. Miller Auditorium in the Energy Center
526 South Church Street
Charlotte, NC 28202

Directions to Annual Meeting of Shareholders

From I-77 North:
Take the Morehead Street exit - 10A
Turn Left onto Morehead Street
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:
Take the I-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B
Merge onto I-277 N/US-74 E.
Take the Carson Blvd. exit - 1D
Stay straight to Carson Blvd.
Turn Left onto Mint Street
Mint Street Parking Deck located adjacent to Bank of America Stadium

Free parking available in the Mint Street Parking Deck.
1 -Energy Center
2 -Mint Street Parking Deck
3 -Bank of America Stadium

DUKE ENERGY CORPORATION

526 SOUTH CHURCH ST.

CHARLOTTE, NC 28202-1802

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on Wednesday, May 5, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on Wednesday, May 5, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M20762-P90675	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUKE ENERGY CORPORATION		For	Withhold	For All
		All	All	Except
The Board of Directors recommends a vote “For All” Director nominees.

1.	Election of eleven directors:	☐	☐	☐
01) William Barnet, III
02) G. Alex Bernhardt, Sr.
03) Michael G. Browning
04) Daniel R. DiMicco
05) John H. Forsgren
06) Ann Maynard Gray
07) James H. Hance, Jr.
08) E. James Reinsch
09) James T. Rhodes
10) James E. Rogers
11) Philip R. Sharp

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “For” Proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Duke Energy Corporation 2010 Long-Term Incentive Plan	☐	☐	☐

3.	Ratification of Deloitte & Touche LLP as Duke Energy Corporation’s independent public accountant for 2010	☐	☐	☐

The Board of Directors recommends a vote “Against” Proposals 4, 5, and 6.

4.	Shareholder Proposal Relating to Preparation of a Report on Duke Energy Global Warming-Related Lobbying Activities	☐	☐	☐

5.	Shareholder Proposal Relating to Majority Voting for the Election of Directors	☐	☐	☐

6.	Shareholder Proposal Regarding the Retention of Equity Compensation by Senior Executives	☐	☐	☐

I have provided written comments on the back of this card.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Directions to Annual Meeting of Shareholders

Duke Energy

Energy Center

526 South Church Street

Charlotte, NC 28202

From I-77 North:

Take the Morehead Street exit - 10A

Turn Left onto Morehead Street

Turn Left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:

Take the I-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B

Merge onto I-277 N/US-74 E.

Take the Carson Blvd. exit - 1D

Stay straight to Carson Blvd.

Turn Left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

Free parking available in the Mint Street Parking Deck

1 -Energy Center

2 -Mint Street Parking Deck

3 -Bank of America Stadium

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

M20763-P90675

DUKE ENERGY CORPORATION

Annual Meeting of Shareholders
May 6, 2010 at 10:00 a.m.
Energy Center - O.J. Miller Auditorium
526 South Church Street
Charlotte, North Carolina

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James E. Rogers, Lynn J. Good and Marc E. Manly, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the annual meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte, North Carolina, on May 6, 2010 and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all director nominees, in accord with the directors’ recommendations on the other subjects listed on this card and at their discretion on any other matter that may come before the meeting.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

FIDELITY MANAGEMENT TRUST COMPANY
C/O SHAREHOLDER SERVICES
526 SOUTH CHURCH ST.
CHARLOTTE, NC 28202

Vote 24 hours a day 7 days a week!

Your vote must be received by 11:59 P.M. Eastern Time on

Friday, April 30, 2010 in order to be counted in the final tabulation.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on Friday, April 30, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on Friday, April 30, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M20764-Z51947	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUKE ENERGY CORPORATION		For	Withhold	For All
		All	All	Except
The Board of Directors recommends a vote “For All” Director nominees.

1.	Election of eleven directors:	☐	☐	☐
01) William Barnet, III
02) G. Alex Bernhardt, Sr.
03) Michael G. Browning
04) Daniel R. DiMicco
05) John H. Forsgren
06) Ann Maynard Gray
07) James H. Hance, Jr.
08) E. James Reinsch
09) James T. Rhodes
10) James E. Rogers
11) Philip R. Sharp

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “For” Proposals 2 and 3.		For	Against	Abstain

2.	Approval of the Duke Energy Corporation 2010 Long-Term Incentive Plan	☐	☐	☐

3.	Ratification of Deloitte & Touche LLP as Duke Energy Corporation’s independent public accountant for 2010	☐	☐	☐

The Board of Directors recommends a vote “Against” Proposals 4, 5, and 6.

4.	Shareholder Proposal Relating to Preparation of a Report on Duke Energy Global Warming-Related Lobbying Activities	☐	☐	☐

5.	Shareholder Proposal Relating to Majority Voting for the Election of Directors	☐	☐	☐

6.	Shareholder Proposal Regarding the Retention of Equity Compensation by Senior Executives	☐	☐	☐

Please sign and date the card where indicated below before mailing.

Please sign exactly as your name appears hereon.

THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED, AND RECEIVED BY THE TRUSTEE BY 11:59 P.M. EASTERN TIME ON APRIL 30, 2010. IF YOUR VOTING INSTRUCTIONS ARE NOT RECEIVED BY THIS ESTABLISHED DEADLINE, YOUR VOTING INSTRUCTIONS WILL NOT BE TABULATED AND, THEREFORE, THE TRUSTEE WILL VOTE PLAN SHARES FOR WHICH IT DOES NOT RECEIVE VOTING DIRECTIONS IN THE SAME PROPORTION AS SHARES FOR WHICH IT RECEIVES DIRECTIONS FROM PARTICIPANTS, UNLESS TO DO SO WOULD BE CONTRARY TO ITS FIDUCIARY RESPONSIBILITY. YOUR VOTING INSTRUCTIONS TO THE TRUSTEE ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PLAN PARTICIPANTS.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Please bring this ticket to the Annual Meeting.

It will expedite your admittance when presented upon your arrival.

DUKE ENERGY CORPORATION

2010 Annual Meeting of Shareholders

Thursday, May 6, 2010, at 10:00 A.M. (local time)

Energy Center - O.J. Miller Auditorium

526 South Church Street

Charlotte, North Carolina

PLEASE ADMIT	Non-Transferable

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

M20765-Z51947

DUKE ENERGY CORPORATION

VOTING INSTRUCTIONS TO TRUSTEE FOR THE DUKE ENERGY RETIREMENT SAVINGS

PLAN, DUKE ENERGY RETIREMENT SAVINGS PLAN FOR LEGACY CINERGY UNION

EMPLOYEES (MIDWEST) AND DUKE ENERGY RETIREMENT SAVINGS PLAN FOR

LEGACY CINERGY UNION EMPLOYEES (IBEW 1393)

ANNUAL MEETING OF SHAREHOLDERS OF DUKE ENERGY CORPORATION - MAY 6, 2010

The undersigned participant in the applicable plan referenced above (the “Plan”) hereby instructs Fidelity Management Trust Company as Trustee under the Plan (“Trustee”), to vote in accordance with the instructions on the reverse side all shares of common stock of Duke Energy Corporation (“Duke Energy”) credited, as of March 11, 2010, to the account of the undersigned under the Plan, and to represent the undersigned at Duke Energy’s Annual Meeting of Shareholders to be held on Thursday, May 6, 2010, and at any adjournments or postponements thereof, and to act in its discretion upon other matters as may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice to Plan Participants dated March 22, 2010 and/or Duke Energy’s Proxy Statement, the receipt of each the undersigned acknowledges.

TO BE SIGNED AND DATED ON THE REVERSE SIDE